UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Anadarko Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

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March 17, 2017

TO OUR STOCKHOLDERS:

The 2017 Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas, 77380 on Wednesday, May 10, 2017, at 8:00 a.m. (Central Daylight Time).

The attached Notice of Annual Meeting of Stockholders and proxy statement provide information concerning the matters to be considered at the Annual Meeting. The Annual Meeting will cover only the business contained in the proxy statement and will not include a management presentation.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (SEC), we are also providing access to our proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (Notice) instead of a paper copy of this proxy statement, a proxy card and our 2016 annual report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail. We believe that the Notice process will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will conserve natural resources.

Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, by signing and returning it in the postage paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting.

Very truly yours,

R. A. WALKER

Chairman of the Board, President

and Chief Executive Officer

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Anadarko Petroleum Corporation will be held at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas, 77380 on Wednesday, May 10, 2017, at 8:00 a.m. (Central Daylight Time) to consider the following items:

(1)	elect twelve directors;

(2)	ratify the appointment of KPMG LLP as the Company’s independent auditor for 2017;

(3)	an advisory vote to approve the Company’s named executive officer compensation;

(4)	an advisory vote on the frequency of future advisory votes on the Company’s named executive officer compensation; and

(5)	transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you are a holder of record of common stock at the close of business on March 14, 2017, the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by following the instructions in this proxy statement.

As a stockholder, your vote is very important and the Company’s Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS

Amanda M. McMillian

Senior Vice President, General Counsel,

Corporate Secretary and Chief Compliance Officer

March 17, 2017

The Woodlands, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 10, 2017:

The proxy statement and annual report for 2016 are available at

https://materials.proxyvote.com/032511

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2017

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (Board) to be voted at the 2017 Annual Meeting of Stockholders (Annual Meeting) of Anadarko Petroleum Corporation, a Delaware corporation, sometimes referred to herein as the Company, Anadarko, us, we or like terms. The Annual Meeting will be held on Wednesday, May 10, 2017, at 8:00 a.m. (Central Daylight Time). The proxy materials, including this proxy statement, proxy card or voting instructions and our 2016 annual report, are being distributed and made available on or about March 24, 2017.

We provide our stockholders access to our proxy materials on the Internet (https://materials.proxyvote.com/032511). Accordingly, a Notice of Internet Availability of Proxy Materials (Notice) will be mailed to most of our stockholders on or about March 24, 2017. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

The Notice also provides instructions on how to inform us whether to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the information you need in a more timely manner, save us the cost of printing and mailing documents to you, and conserve natural resources.

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Anadarko Board of Directors

ITEM 1 — ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation provides that all directors are to be elected annually and that any director (or the entire Board) may be removed with or without cause at and after the Annual Meeting at which he or she is elected.

At the Annual Meeting, the terms of our thirteen incumbent directors will expire. Twelve of those thirteen directors have each been nominated to stand for election and, if elected at the Annual Meeting, will hold office until the expiration in 2018 of each of their one-year terms.

The Board is not aware of any reason why the director nominees would not be able to serve as directors of the Company. However, if a nominee is unavailable for election, then the proxies will be voted for the election of another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting.

Our By-Laws provide for the election of directors by the majority vote of stockholders in uncontested elections. This means the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” such nominee’s election in order for him or her to be elected to the Board. In addition, each incumbent nominee is required to provide an irrevocable letter of resignation stating that he or she will resign if that director does not receive the required majority vote. If a director were to fail to receive a majority of votes cast and the Board were to accept the resignation tendered, then that director would cease to be a director of Anadarko. Each of the twelve incumbent director nominees has submitted an irrevocable letter of resignation that becomes effective if he or she does not receive a majority of the votes cast for his or her election and the Board decides to accept such resignation.

As discussed in more detail on page 16 of this proxy statement, the Board considers several qualifications, characteristics and other factors when evaluating individual directors, as well as the composition of the Board as a whole. As part of this process, the Board and its Governance and Risk Committee review the particular experiences, qualifications, attributes and skills of each nominee to determine if that person should serve as a director of the Company. The biographies of each of the nominees contain information regarding the person’s experience and director positions held currently or at any time during the last five years, and information regarding involvement in certain legal or administrative proceedings, to the extent applicable. They also highlight the particular experiences, qualifications, attributes or skills that caused the Governance and Risk Committee and the Board to conclude that the person should be nominated to serve as a director of the Company.

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

ANTHONY R. CHASE

Mr. Chase, 62, is Chairman, Chief Executive Officer and owner of ChaseSource, L.P., a Houston-based staffing and real estate development firm. He served as an Executive Vice President of Crest Investment Company, a Houston-based private equity firm, from January 2009 until December 2009. Prior to these positions, he served as the Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management and staffing services company that he founded and owned until its sale in 2007 to AT&T. Mr. Chase’s entrepreneurial track record also includes two other successful business ventures, including Chase Radio Partners, which he founded, developed and ultimately sold, and Cricket Wireless, which he co-founded, developed and later sold. Mr. Chase has also been a Professor of Law at the University of Houston since 1991 and has published numerous environmental law and other law review articles during his tenure. Mr. Chase is on the board of directors of the Greater Houston Partnership, and served as its Chairman during 2012. From July 2004 to July 2008, he served as a director of the Federal Reserve Bank of Dallas, and also served as its Deputy Chairman from 2006 until his departure in July 2008. He is also on the board of directors of the Houston Endowment and the Texas Medical Center and serves on the Board of Trustees for St. John’s School and KIPP Schools. Mr. Chase holds Bachelor of Arts, Master of Business Administration and Juris Doctor degrees from Harvard University. In addition to Mr. Chase’s current public-company directorship noted in the box to the right, in the past five years he also served on the boards of Sarepta Therapeutics, Inc. (NASDAQ: SRPT) and Western Gas Holdings, LLC (NYSE: WES), a subsidiary of Anadarko.

Key Contributions to the Board. Mr. Chase’s unique experience as a successful and widely respected entrepreneur, business leader, and environmental and business legal scholar provides invaluable perspective to the Board. In addition, he has significant experience with strategic transactions and mergers and acquisitions.

Director Since: February 2014 Independent Current Directorships: Paragon Offshore plc

DAVID E. CONSTABLE

Mr. Constable, 55, has served as an advisor to Sasol Limited (JSE: SOL) (NYSE: SSL) (Sasol), an international integrated energy and chemicals company based in South Africa, since July 2016. Prior to that he served as Sasol’s President and Chief Executive Officer from July 2014 through June 2016 and previously served as Chief Executive Officer from July 2011 through July 2014. Prior to Sasol, Mr. Constable spent nearly 30 years at Fluor Corporation (NYSE: FLR) (Fluor) where he lived on several continents and served in various leadership positions, primarily in the oil and gas, refining, chemical, power and mining industries. Prior to moving to Sasol, Mr. Constable served as Group President of Operations for Fluor. He is a member of The Business Council and a past member of the World Economic Forum International Business Council. He is also an advisor at Cerberus Capital Management, one of the world’s leading private investment firms. Mr. Constable holds a bachelor’s of science degree in civil engineering from the University of Alberta, and graduated from the International Management Program at the Thunderbird School of Global Management, as well as the Advanced Management Program at the Wharton School at the University of Pennsylvania. In addition to Mr. Constable’s current public-company directorships noted in the box to the right, in the past five years he also served on the board of Sasol.

Key Contributions to the Board. Mr. Constable’s experience as a public company CEO, as well as his project-management expertise and broad international business experience, make him a valued addition to the Board.

Director Since: July 2016 Independent Current Directorships: ABB Ltd Rio Tinto Limited Rio Tinto plc

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

H. PAULETT EBERHART (Lead Director)

Ms. Eberhart, 63, currently serves as Chairman and Chief Executive Officer of HMS Ventures, a privately held business involved with technology services and the acquisition and management of real estate. From January 2011 through March 2014, she served as the President and Chief Executive Officer of CDI Corp. (NYSE: CDI) (CDI), a provider of engineering and information technology outsourcing and professional staffing services. She served as a consultant to CDI from April 2014 through December 2014. Ms. Eberhart also served as Chairman and Chief Executive Officer of HMS Ventures from January 2009 until January 2011. She served as President and Chief Executive Officer of Invensys Process Systems, Inc. (Invensys), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (EDS), an information technology and business process outsourcing company, and held roles of increasing responsibility over time, including senior level financial and operating roles. From 2003 until March 2004, Ms. Eberhart was President of Americas of EDS, and from 2002 to 2003 she served as President of Solutions Consulting at EDS. Ms. Eberhart is a Certified Public Accountant. In addition to Ms. Eberhart’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Cameron International Corporation, CDI and Advanced Micro Devices, Inc. (NASDAQ: AMD).

Key Contributions to the Board. Ms. Eberhart brings a wealth of accounting and financial experience to the Board, as well as managerial, manufacturing and global experience, through her numerous years of service as an executive officer for EDS, Invensys and CDI. She also held various other operating and financial positions during her 26 years at EDS. In addition, she gained significant experience through her service on the boards of other public companies and her involvement with various civic and charitable organizations.

Director Since: August 2004 Independent Current Directorships: Ciber, Inc. LPL Financial Holdings Inc. Valero Energy Corporation

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

CLAIRE S. FARLEY

Ms. Farley, 58, serves as Vice Chair of Energy, advising the Energy group for KKR & Co. L.P. (NYSE: KKR) (KKR), a global investment firm that manages investments including private equity, energy, infrastructure, real estate, credit strategies and hedge funds, since February 2017. Prior to that she served as Vice Chairman for KKR’s energy and infrastructure business from 2015 through February 2017, as Partner for KKR’s energy and infrastructure business from 2012 through 2015 and as Managing Director for KKR’s energy and infrastructure business from November 2011 through December 2012. Prior to joining KKR, from September 2010 to October 2011, Ms. Farley co-founded and served as Co-Chief Executive Officer of RPM Energy, LLC, which partnered with KKR to invest in unconventional oil and gas resources. Prior to co-founding RPM Energy, Ms. Farley was a Senior Advisor at Jefferies Randall & Dewey, the global oil and natural gas industry advisory group at Jefferies Group, Inc., from August 2008 to September 2010 and was Co-President of Jefferies Randall & Dewey from February 2005 to July 2008. Prior to that, Ms. Farley served as Chief Executive Officer of Randall & Dewey, an oil and natural gas asset transaction advisory firm, from September 2002 until its acquisition by Jefferies Group, Inc. in February 2005. From January 2001 to May 2002 she served as Chief Executive Officer of Trade-Ranger Inc., a start-up-venture, and as Chief Executive Officer of Intelligent Diagnostics Corporation, also a start-up-venture, from October 1999 to January 2001. Prior to that, Ms. Farley spent 18 years (1981 to 1999) at Texaco, Inc. where her roles included Chief Executive Officer, Hydro Texaco; President, North American Production Division; and President, Worldwide Exploration & New Ventures. In addition to Ms. Farley’s current public-company directorships noted in the box to the right, in the past five years she also served on the boards of Encana Corporation (TSX: ECA) (NYSE: ECA), FMC Technologies, Inc. and Samson Resources Corporation.

Key Contributions to the Board. Ms. Farley is a respected leader in the energy industry with a strong track record of success, including extensive experience in finance, strategic investments, mergers and acquisitions, and exploration and new ventures.

Director Since: February 2017 Independent Current Directorships: LyondellBasell Industries N.V. TechnipFMC plc

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

PETER J. FLUOR

Mr. Fluor, 69, has been Chairman and Chief Executive Officer of Texas Crude Energy, LLC, a private, independent oil and gas exploration company located in Houston, Texas, since 1990. He has been employed by Texas Crude Energy, LLC since 1972 and took over the responsibilities of President in 1980. Mr. Fluor serves as lead director of Fluor Corporation (NYSE: FLR). In addition to Mr. Fluor’s current public-company directorship noted in the box to the right, in the past five years he also served on the board of Cameron International Corporation.

Key Contributions to the Board. Mr. Fluor brings more than 40 years of exploration and production operations, exploration and production service, finance, banking and managerial experience to the Board as a result of his experience at Texas Crude Energy, LLC, as well as his service as a director of other public companies and involvement with various civic and charitable organizations.

Director Since: August 2007 Independent Current Directorships: Fluor Corporation

RICHARD L. GEORGE

Mr. George, 66, was appointed independent Chairman of the Board of Penn West Petroleum Ltd. (TSX: PWT) (NYSE: PWE), an exploration and production company based in Calgary, Alberta, in May 2013. He previously served as President and Chief Executive Officer of Suncor Energy Inc. (TSX: SU) (NYSE: SU) (Suncor), an integrated energy company, from 1991 to December 2011, at which time he relinquished the title of President but continued to serve as Chief Executive Officer until his retirement in May 2012. In 2011, Mr. George was named Canadian Energy Person of the Year by the Energy Council of Canada. He has also served on the board of directors of the Canadian Council of Chief Executives since 2003. In 2008, he was inducted into the Canadian Petroleum Hall of Fame. Mr. George was named a member of the Order of Canada in 2007 for his leadership in the development of Canada’s natural resources sector, for his efforts to provide economic opportunities to Aboriginal communities and for his commitment to sustainable development. In addition to Mr. George’s current public-company directorships noted in the box to the right, in the past five years he also served on the boards of Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) and Suncor.

Key Contributions to the Board. Mr. George’s extensive leadership roles and career experiences in the global energy industry provide invaluable insight to the Board and strategically assist Anadarko as it pursues its expanding business opportunities.

Director Since: May 2012 Independent Current Directorships: Penn West Petroleum Ltd. Royal Bank of Canada

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

JOSEPH W. GORDER

Mr. Gorder, 59, is Chairman, President and Chief Executive Officer of Valero Energy Corporation (NYSE: VLO) (Valero), an international manufacturer and marketer of transportation fuels, other petrochemical products and power. He served as President and Chief Operating Officer of Valero from November 2012, until he assumed the role of Chief Executive Officer on May 1, 2014. He assumed the role of Chairman of the Board effective December 31, 2014. Mr. Gorder previously served as Executive Vice President and Chief Commercial Officer beginning in January 2011, and formerly led Valero’s European operations from its London office. He previously served as Executive Vice President – Marketing and Supply beginning in December 2005. Prior to that, he held several positions with Valero and Ultramar Diamond Shamrock Corporation with responsibilities for corporate development and marketing. Mr. Gorder is also Chairman and Chief Executive Officer of Valero Energy Partners LP (NYSE: VLP), a midstream logistics master limited partnership formed by Valero in 2013.

Key Contributions to the Board. Mr. Gorder’s nearly 30 years of career experience in and knowledge of global energy markets provides invaluable insight to the Board and strategically assists Anadarko as it pursues its expanding business opportunities.

Director Since: July 2014 Independent Current Directorships: Valero Energy Corporation Valero Energy Partners LP

JOHN R. GORDON

Mr. Gordon, 68, is Senior Managing Director of Deltec Asset Management LLC, a registered investment firm located in New York, New York. He was President of Deltec Securities Corporation from 1988 until it was converted into Deltec Asset Management LLC. Prior to joining Deltec Asset Management LLC, Mr. Gordon was a managing director of Kidder, Peabody & Co., where he spent 12 years in the firm’s corporate finance department.

Key Contributions to the Board. Mr. Gordon’s role as Senior Managing Director of Deltec Asset Management LLC since 1988 provides him with significant finance and banking experience (including in the energy industry) as well as considerable managerial expertise. He also has significant involvement in various civic and charitable organizations.

Director Since: April 1988 Independent

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

SEAN GOURLEY

Dr. Gourley, 37, has served as Chief Executive Officer of Primer Technologies, Inc., a company building software to power artificial intelligence applications for the finance and military intelligence industries, since he founded it in February 2015. From March 2009 to January 2015, he was the Chief Technology Officer of Quid, Inc., a San Francisco-based augmented intelligence company he founded which builds software for strategic decision-making. Dr. Gourley studied at The University of Oxford as a Rhodes Scholar where he received a Ph.D. in physics, and he received both his Bachelor of Science and Master of Science in physics from the University of Canterbury in Christchurch, New Zealand. He was additionally a Post-Doctoral Research Fellow at the Said Business School at Oxford University and is currently an Equity Partner with Data Collective Venture Capital Fund, investing in key data and algorithmic technologies.

Key Contributions to the Board. As a highly successful executive and entrepreneur in the technology sector, Dr. Gourley brings a unique and valuable perspective to the Board. His leadership in big data, algorithmic technologies, information technology and software pertaining to artificial intelligence and strategic decision making adds new skill sets to the Board that can be beneficially applied and leveraged across the Company’s global operations. Dr. Gourley’s expertise complements and enhances the Company’s ability to leverage technology as a competitive advantage.

Director Since: September 2015 Independent

MARK C. McKINLEY

Mr. McKinley, 60, has served as Managing Partner of MK Resources LLC, a private oil and gas development company specializing in the recovery and production of crude oil and the development of unconventional resource projects, for more than ten years. He is also the founder and President of Labrador Oil Company, a private oil and natural gas exploration and development firm. In addition, Mr. McKinley is the Managing Partner of M Natural Resource Partners, LP, which holds mineral, royalty and real estate interests, both directly and indirectly through various partnerships. Mr. McKinley currently serves on the Boards of Directors of the Merrymac McKinley Foundation and the Tip of the Spear Foundation.

Key Contributions to the Board. Mr. McKinley’s entrepreneurial, operational and business achievements during his long career in domestic and international oil and natural gas development bring valuable perspective to the Board.

Director Since: February 2015 Independent Current Directorships: Buckeye GP LLC

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THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

Nominees for Director Nominated by the Board of Directors for Terms Expiring in 2018

ERIC D. MULLINS

Mr. Mullins, 54, serves as the Managing Director and Co-Chief Executive Officer of Lime Rock Resources, a company that he co-founded in 2005 which acquires, operates and improves lower-risk oil and natural gas properties. From May 2011 through October 2015, he also served as the Co-Chief Executive Officer and Chairman of the Board of Directors of LRE GP, LLC, the general partner of LRR Energy, L.P., an oil and natural-gas company. Prior to co-founding Lime Rock Resources, Mr. Mullins served as a Managing Director in the Investment Banking Division of Goldman Sachs (NYSE: GS) where he led numerous financing, structuring and strategic advisory transactions in the division’s Natural Resources Group. In addition to his current public-company directorships noted in the box to the right, in the past five years he served on the board of LRE GP, LLC.

Key Contributions to the Board. Mr. Mullins’s career experiences and knowledge in financing and strategic mergers and acquisitions for exploration and production companies greatly assists and enhances the Board’s ability to provide effective strategic oversight of a sustainable and growing enterprise.

Director Since: May 2012 Independent Current Directorships: Pacific Gas and Electric Company PG&E Corporation

R. A. WALKER (Chairman of the Board)

Mr. Walker, 60, was named Chairman of the Board of the Company in May 2013, in addition to the role of Chief Executive Officer and director, both of which he assumed in May 2012, and the role of President, which he assumed in February 2010. He previously served as Chief Operating Officer from March 2009 until his appointment as Chief Executive Officer. He served as Senior Vice President, Finance and Chief Financial Officer from September 2005 until March 2009. Mr. Walker is a director of the Houston Branch of the Dallas Federal Reserve, a Trustee for the Houston Museum of Natural Science, a member of the Business Council (Executive Committee), Business Roundtable, All-American Wildcatters (Chairman 2017 and 2018), and the Board of Directors of the American Petroleum Institute (Executive Committee). He also serves as the Chairman of the Risk Committee at BOK Financial Corporation (NASDAQ: BOKF). In addition to his current public-company directorship noted in the box to the right, in the past five years Mr. Walker also served on the boards of Temple-Inland, Inc. and CenterPoint Energy, Inc. (NYSE: CNP), as well as Western Gas Equity Holdings, LLC (NYSE: WGP) and Western Gas Holdings, LLC (NYSE: WES), both of which are subsidiaries of Anadarko.

Key Contributions to the Board. Mr. Walker has significant energy, banking and asset management experience, in addition to his role as Anadarko’s Chairman, President and Chief Executive Officer. He has served on numerous boards of public, private, industry trade associations and philanthropic organizations.

Director Since: May 2012 Not Independent - Management Current Directorships: BOK Financial Corporation

9

Corporate Governance

BOARD AND COMMITTEE GOVERNANCE

Our Board recognizes that excellence in corporate governance is essential in carrying out our responsibilities to our stakeholders, including our stockholders, employees, customers, communities, and creditors, as well as to the environment. Our Corporate Governance Guidelines, By-Laws, Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and written charters for the Audit Committee, the Compensation and Benefits Committee (Compensation Committee), and the Governance and Risk Committee, all as amended from time to time, can be found on the Company’s website at http://www.anadarko.com/responsibility/good-governance. These documents provide the framework for our corporate governance. Any of these documents will be furnished in print free of charge to any stockholder upon request. You can submit such a request to the Corporate Secretary at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046.

Under the Company’s Corporate Governance Guidelines, directors are expected to attend regularly scheduled Board of Director meetings and meetings of committees on which they serve, as well as the annual meeting of stockholders. Each incumbent director who served on our Board during 2016 attended at least 75% of the meetings of the Board and the committees on which he or she served. There were six Board meetings and a total of 20 Board committee meetings in 2016. In addition, all of the incumbent directors attended the 2016 Annual Meeting of Stockholders (2016 Annual Meeting), other than Mr. Constable, who joined the Board in July 2016, Ms. Farley, who joined the Board in February 2017, and Mr. George.

BOARD LEADERSHIP STRUCTURE

The Board believes that the combined Chairman and Chief Executive Officer (CEO) role ensures open communication between the Board and executive management and promotes consistent and effective leadership of both the Board and executive management. In addition, the Board believes that a combined Chairman and CEO role is currently the best approach to promote long-term stockholder value for the reasons listed below. Mr. Walker was initially elected Chairman of the Board effective following the Company’s 2013 Annual Meeting and has been re-elected to such role each year since that time. As the Company’s CEO, Mr. Walker works in concert with the rest of our majority-independent Board and the independent Lead Director, Ms. Eberhart, to oversee the execution of the Company’s strategy.

•	Promotes Unified Approach on Corporate Strategy Development and Execution — Maintaining a combined position enables the Company’s CEO to act as a bridge between management and the Board, helping both to act with a common purpose. This also fosters consensus building and alignment on strategy and tactical execution of a Board-approved vision and strategy at the top levels within the Company.

•	Requires that the CEO Recognize Importance of Good Corporate Governance — Maintaining a combined position requires that the CEO’s responsibilities include a mastery of good corporate governance, a focus on broad stakeholder interests, and an open channel of communication, and requires the CEO to work together with the Lead Director as a team and to appreciate the vital importance of good governance practices in executing the Company’s strategy.

•	Provides Clear Lines of Accountability — A combined position has the practical effect of simplifying the accountability of the executive management team, thereby reducing potential confusion and fractured leadership.

10

Corporate Governance

•	Provides Clear Roadmap for Stockholder/Stakeholder Communications — A combined position provides the Company’s stakeholders the opportunity to deal with a single point of overall authority, which we believe results in more efficient and effective communications with stakeholders.

Role of Lead Director. Consistent with industry best practices, the Board has a strong and active Lead Director whose duties and responsibilities ensure the Company maintains a corporate governance structure with appropriate independence and balance. Our independent Lead Director’s duties are closely aligned with the role of an independent, non-executive chairman. Ms. Eberhart was appointed as Lead Director effective February 9, 2016. As the Lead Director, elected exclusively by the independent directors, Ms. Eberhart’s role is to assist the Chairman and the remainder of the Board in assuring effective corporate governance in managing the affairs of the Board and the Company. Ms. Eberhart, who has previously served as Chair of the Audit Committee and currently serves as Chair of the Governance and Risk Committee, serves as a liaison between the Chairman and the independent directors and works with the Chairman to approve all meeting agendas. She presides at executive sessions of the independent directors, which are held in conjunction with each regularly scheduled quarterly meeting of the Board, and any other meetings as she, in her capacity as the Lead Director, determines appropriate. Ms. Eberhart also approves information sent to the Board and approves meeting schedules to assure there is sufficient time for discussion of all agenda items. In addition, as Lead Director, Ms. Eberhart has authority to call special meetings of the Board and is also a member of the Board’s Executive Committee, providing additional representation for the independent directors in all actions considered by the Executive Committee between Board meetings. Ms. Eberhart is required, if requested by major stockholders, to be available for consultation and direct communication.

THE BOARD’S ROLE IN RISK OVERSIGHT

The Board’s role in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic, operational and financial objectives consists of:

•	reviewing and discussing the Company’s risk framework and risk management policies;

•	facilitating appropriate coordination among the Board’s committees with respect to oversight of risk management by delegating oversight of the Company’s enterprise risk management program to the Governance and Risk Committee, the risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures, to the Audit Committee, and compensation risk to the Compensation Committee; and

•	periodically meeting with members of management, including members of the Company’s internal Risk Council, to identify, review and assess the Company’s major risk exposures and steps taken to monitor, mitigate and report such exposures.

Role of the Board’s Committees. The Governance and Risk Committee is responsible for oversight of the Company’s significant risk exposures and periodically reviews and discusses with members of management those risk exposures and the steps being taken to identify, monitor and mitigate such exposures. With the assistance of the Compensation Committee’s independent executive compensation consultant, the Compensation Committee is responsible for the oversight of the annual risk assessment of the Company’s compensation programs. The Audit Committee is responsible for oversight of the Company’s risk assessment framework and risk management policies, including the

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framework with respect to significant financial risk exposures, and periodically reviews and discusses such framework and policies with members of management.

Role of the Internal Risk Council. In order to facilitate oversight of potential risk exposures to the Company that have not been specifically delegated to any Board committee, the Board periodically meets with members of the Company’s internal Risk Council to review and assess the Company’s risk-management processes and to discuss significant risk exposures. Members of senior management comprise the Company’s internal Risk Council and provide periodic reports to the CEO, the Governance and Risk Committee and the full Board regarding the Company’s risk profile and risk-management strategies. In addition, the Company’s internal audit function regularly provides additional perspective and insight to the Audit Committee regarding potential risks facing the Company.

COMPENSATION COMMITTEE RISK ASSESSMENT

The Compensation Committee reviewed a comprehensive compensation risk assessment conducted independently by Frederic W. Cook & Co., Inc. (FW Cook), the Compensation Committee’s executive compensation consultant. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on the outcomes of this assessment and the Compensation Committee’s review, the Compensation Committee believes that the Company’s compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are well designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

Anadarko’s compensation programs are designed to support and reward appropriate risk taking and include the following:

•	an appropriate balance of fixed versus variable pay, cash and equity pay components, operating and financial performance measures, short-term and long-term performance periods, extended vesting schedules, and established formulas and discretion;

•	established policies to mitigate compensation risk including significant stock ownership guidelines for officers of the Company, insider-trading prohibitions, clawback provisions, and specified caps on incentive awards; and

•	independent Compensation Committee oversight, which also extends to incentive plans below the executive officer level.

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COMMITTEES OF THE BOARD

The Board has four standing committees: (i) the Audit Committee; (ii) the Compensation Committee; (iii) the Governance and Risk Committee; and (iv) the Executive Committee. For each of the current committees of the Board, the table below shows the current membership, the principal functions and the number of meetings held in 2016:

Name, Members and Meetings	Principal Functions
AUDIT COMMITTEE(1) Eric D. Mullins (Chair)(2) Kevin P. Chilton(3) David E. Constable Claire S. Farley Mark C. McKinley Meetings in 2016: 8	•	Discusses the integrity of the Company’s accounting policies, internal controls, financial reporting practices and the financial statements with management, the independent auditor and internal audit.
	•	Reviews and discusses with management the Company’s risk assessment framework and risk management policies, including the framework with respect to significant financial risk exposures.
	•	Monitors the qualifications, independence and performance of the Company’s internal audit function and independent auditor, and meets periodically with management, internal audit and the independent auditor in separate executive sessions.
	•	Establishes and maintains procedures for the submission, receipt, retention and treatment of complaints and concerns received by the Company regarding accounting, internal controls or auditing matters, including those received through the confidential anonymous Anadarko Hotline.
	•	Monitors compliance with legal and regulatory requirements and the business practices and ethical standards of the Company.
	•	Approves the appointment, compensation, retention and oversight of the work of the Company’s independent auditor and establishes guidelines for the retention of the independent auditor for any permissible services.
	•	Prepares the Audit Committee report, which is on page 27.
COMPENSATION AND BENEFITS COMMITTEE(4) Joseph W. Gorder (Chair) Peter J. Fluor John R. Gordon Meetings in 2016: 7	•	Approves and evaluates the Company’s director and officer compensation plans, policies and programs.

	•	Conducts an annual review and evaluation of the CEO’s performance in light of the Company’s goals and objectives.
	•	Retains, and is directly responsible for the oversight of, compensation or other consultants to assist in the evaluation of director or executive compensation and otherwise to aid the Compensation Committee in meeting its responsibilities. For additional information on the role of compensation consultants, please see Compensation Discussion and Analysis beginning on page 30.

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Name, Members and Meetings	Principal Functions
COMPENSATION AND BENEFITS COMMITTEE (Continued)	•	Annually reviews the Company’s compensation-related risk profile to confirm that compensation-related risks are not reasonably likely to have a material adverse effect on the Company.
	•	Periodically reviews and discusses with its independent compensation consultants and senior management the Company’s policy on executive severance arrangements, and recommends any proposed changes to the Board to the extent required by the Compensation Committee charter.
	•	Reviews the Compensation Discussion and Analysis, disclosures for advisory votes by stockholders on executive compensation, including frequency of such votes, and other relevant disclosures made in the proxy statement.
	•	Produces an annual Compensation Committee report, which is on page 28.
GOVERNANCE AND RISK COMMITTEE(5) H. Paulett Eberhart (Chair) Anthony R. Chase Richard L. George Sean Gourley Meetings in 2016: 5	•	Recommends nominees for director to the full Board and, subject to the Board’s power and authority to determine the eligibility of nominees nominated by stockholders pursuant to Section 2.9 of the Company’s By-Laws, ensures such nominees possess the director qualifications set forth in the Company’s Corporate Governance Guidelines.
	•	Reviews the qualifications of existing Board members before they are nominated for re-election to the Board.
	•	Recommends members of the Board for committee membership.
	•	Proposes Corporate Governance Guidelines for the Company and reviews them annually.
	•	Oversees the Company’s compliance structure and programs.
	•	Develops and oversees an evaluation process for the Board and its committees.
	•	Reviews and approves related-person transactions in accordance with the Board’s procedures.
	•	Reviews and investigates reports to the confidential anonymous Anadarko Hotline regarding material non-financial matters.
	•	Reviews and discusses with management the Company’s significant risk exposures and the steps management has taken to identify, monitor and mitigate such exposures.
	•	Oversees the work of the Company’s independent reserve engineering consultant.
	•	Oversees the Anadarko Petroleum Corporation Political and Public Engagement Policy and the Company’s political activity, including annually reviewing the Company’s political contributions and trade association payments.
	•	Reviews and discusses with management the Company’s environmental, health and safety programs.

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Name, Members and Meetings	Principal Functions
EXECUTIVE COMMITTEE R. A. Walker (Chair) H. Paulett Eberhart Joseph W. Gorder Eric D. Mullins Meetings in 2016: 0	•	Acts with the power and authority of the Board, in accordance with the Company’s By-Laws, in the management of the business and affairs of the Company while the Board is not in session.
	•	Approves specific terms of financing or other transactions that have previously been approved by the Board.

(1)	The Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), and under the standards set forth by the NYSE. None of the Audit Committee members serve on the audit committee of more than two other public companies.

(2)	The Board has determined that Mr. Mullins qualifies as an “audit committee financial expert” under the rules of the SEC based upon his education and employment experience.

(3)	Gen. Chilton will retire from the Board effective as of the close of the Annual Meeting.

(4)	The Board has determined that each member of the Compensation Committee is: (i) independent under the standards set forth by the NYSE that govern Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (IRC).

(5)	The Board has determined that each member of the Governance and Risk Committee is independent under the standards set forth by the NYSE that govern Board membership.

BOARD OF DIRECTORS

Director Independence

In accordance with NYSE rules, the Sarbanes-Oxley Act of 2002, the Exchange Act, and the rules and regulations adopted thereunder, and the Company’s Corporate Governance Guidelines, the Board must affirmatively determine the independence of each director and director nominee in accordance with the Company’s director independence standards, which are contained in the Company’s Corporate Governance Guidelines found on the Company’s website at http://www.anadarko.com/content/documents/apc/responsibility/governance_documents/corp_gov_guidelines_111016.pdf.

Based on the standards contained in our Corporate Governance Guidelines, and the recommendation by the Governance and Risk Committee, the Board has determined that each of the following non-employee director nominees is independent and has no material relationship with the Company that could impair such nominee’s independence:

• Anthony R. Chase	• Joseph W. Gorder
• David E. Constable	• John R. Gordon
• H. Paulett Eberhart	• Sean Gourley
• Claire S. Farley	• Mark C. McKinley
• Peter J. Fluor	• Eric D. Mullins
• Richard L. George

Mr. Walker is not independent given his role as President and CEO of the Company.

For information regarding our policy on Transactions with Related Persons, please see page 76 of this proxy statement.

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Director Nominee Selection Process

The Company’s Corporate Governance Guidelines require that with respect to Board vacancies, the Governance and Risk Committee (or a subcommittee thereof): (i) identify the personal characteristics needed in a director nominee so that the Board as a whole will possess such qualifications as more fully identified below; (ii) compile, through such means as the Governance and Risk Committee considers appropriate, a list of potential director nominees thought to possess the individual qualifications identified in the Corporate Governance Guidelines, as well as any additional specific qualifications the Board deems appropriate at the time; (iii) engage an outside consultant, as necessary, to assist in the search for qualified nominees; (iv) review the background, character, experience and temperament of each potential nominee; (v) conduct interviews, and if appropriate recommend that other members of the Board and/or management interview such potential nominee; and (vi) evaluate each potential nominee in relation to the culture of the Company and the Board, which emphasizes independent thinking and teamwork.

Board Qualifications. As stated in our Corporate Governance Guidelines, one of the core competencies our Board has identified in assessing the qualifications of the Board as a whole is a diversity of experience, professional expertise, perspective and age. The Board recognizes that such diversity is an important factor in board composition and the Governance and Risk Committee ensures that such diversity considerations are discussed in connection with each candidate for director. For the past several years, our Board has reviewed a director skill set chart that identifies expertise, experience and other characteristics that the Board believes contribute to an effective and well-functioning board and that the Board as a whole should possess.

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The Governance and Risk Committee considers these and other factors and the extent to which such attributes can be represented when evaluating potential candidates for the Board. Other factors considered include board refreshment and director tenure. Together, this diversity of skill sets, experiences and personal backgrounds allows our directors to provide the diversity of thought that is critical to the Board’s decision-making and oversight process.

Annual Board Evaluation Process

The Board and each of the independent committees conducted self-evaluations related to their performance in 2016, including an evaluation of each director. The Governance and Risk Committee supervises the performance evaluations and uses various processes from year to year in order to solicit feedback, including periodic in-person interviews conducted by the Lead Director with each of the Board members. Following a discussion of the results of the evaluations, the Board and each committee review and discuss the evaluation results, and take this information into account when assessing the qualifications of the Board and further enhancing the effectiveness of the Board and its committees over time.

Communication with Directors of the Company

The Board welcomes questions or comments about the Company and its operations. Interested parties who wish to communicate with the Board, including the Lead Director, the independent directors, or any individual director, may contact the Chair of the Governance and Risk Committee at governanceriskchair@anadarko.com or at Anadarko Petroleum Corporation, Attn: Corporate Secretary, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046. If requested, any questions or comments will be kept confidential to the extent reasonably possible. Depending on the subject matter, the Chair of the Governance and Risk Committee, with the assistance of the Corporate Secretary, will:

•	forward the communication to the director or directors to whom it is addressed;

•	refer the inquiry to the General Counsel for referral to the appropriate corporate department if it is a matter that does not appear to require direct attention by the Board or an individual director; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

These procedures may change from time to time, and you are encouraged to visit our website at http://www.anadarko.com for the most current means of contacting our directors. If you wish to request copies of any of our governance documents, please refer to page 10 of this proxy statement for instructions.

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Corporate Governance

Stockholder Participation in the Selection of Director Nominees

Proxy Access. In September 2015, the Board amended the Company’s By-Laws to implement proxy access after conducting robust stockholder engagement. Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the proxy access provisions of Section 2.9(C) of our By-Laws. An eligible stockholder generally must deliver the Stockholder Notice (as defined in our By-Laws) to the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date (as stated in the Company’s proxy materials) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders and otherwise comply with all of the requirements of the By-Laws. For the 2018 annual meeting of stockholders, we must receive notice of the nomination for inclusion in the Company’s proxy materials no earlier than October 25, 2017 and no later than November 24, 2017.

Other Director Nominations. Our By-Laws also provide that any stockholder intending to nominate a candidate for election to the Board or proposing any business to be brought before an annual meeting of stockholders, which nomination is not submitted for inclusion in the Company’s proxy materials pursuant to Section 2.9(C) of the By-Laws, generally must deliver written notice by mail to the Company’s Corporate Secretary at the principal executive officers of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. The notice must include information specified in the By-Laws. For the 2018 annual meeting of stockholders, we must receive notice of your intention to nominate a director or to introduce an item of business at that meeting no earlier than January 10, 2018 and no later than February 9, 2018.

The Board will consider individuals identified by stockholders on the same basis as nominees identified from other sources. During the past year, no stockholder submitted names of individuals to the Governance and Risk Committee for nomination to the Company’s Board pursuant to the procedures discussed above.

The Chairman of the meeting may disregard any nomination of a candidate for director or refuse to allow the transaction of any business under a proposal if such is not made in compliance with the procedures in our By-Laws or other requirements of rules under the Exchange Act. For more information on stockholder participation in the selection of director nominees, please refer to Section 2.9 in our By-Laws, which are posted on the Company’s website at http://www.anadarko.com/content/documents/apc/responsibility/governance_documents/2015-09-21_by-laws.pdf.

Director Continuing Education

The Company’s Director Education Policy encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments. The Director Education Policy provides that the Company will reimburse directors for the costs associated with attending any director education program.

Compensation and Benefits Committee Interlocks and Insider Participation

The Compensation Committee is made up of three independent directors, Messrs. Fluor, Gorder and Gordon. None of our executive officers currently serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

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Director Compensation

The Compensation Committee is responsible for determining the type and amount of compensation for non-employee directors. The program is reviewed annually to ensure that it is appropriately designed to attract qualified individuals who possess the expertise and skill set required by the Company’s Board members. In setting non-employee director compensation, the Compensation Committee considers the competitive market as well as the significant amount of time that non-employee directors spend in fulfilling their duties to the Company and its stockholders. To assist in the 2016 annual review of director compensation, the Compensation Committee directly retained FW Cook as its outside independent compensation consultant to provide benchmark compensation data and recommendations for compensation program design.

Non-employee directors receive a combination of cash and stock-based compensation. In February 2016, the Compensation Committee adopted an amendment to the Anadarko Petroleum Corporation 2008 Director Compensation Plan to limit the total compensation, both cash and stock-based compensation, that non-employee directors may receive annually under any of the Company’s compensation plans. Mr. Walker does not receive any compensation for his service as a director.

Cash Compensation Program. The following is a schedule of annual retainers for non-employee directors in effect during 2016, payable on a quarterly basis:

2016 Cash Compensation	Amount($)
Annual Board Retainer	110,000
Additional Annual Retainer for Chair of Audit Committee, Compensation Committee and Governance and Risk Committee	25,000
Additional Annual Retainer for Lead Director	35,000

Additionally, to compensate a director in a year when there is an unusually high level of service required, a per-meeting fee of $2,000 will be paid for each meeting attended in excess of 20 combined Board and committee meetings in a calendar year.

Non-employee directors may receive their cash compensation in cash or, if eligible, defer cash compensation into the Anadarko Deferred Compensation Plan (described below), or any combination thereof. Beginning in 2016, the Compensation Committee eliminated the non-employee directors’ option to elect to receive their annual retainers in shares of common stock. Instead, non-employee directors may elect to receive, in lieu of all or a portion of their cash compensation, a number of deferred shares of common stock, the grant date fair value of which, calculated pursuant to FASB ASC Topic 718, is approximately equal to the forgone cash compensation. These deferred shares may not be distributed to the non-employee director earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). This election option to receive deferred shares of common stock, in lieu of cash compensation, provides non-employee directors a method to invest in the Company as a stockholder and further align their interests with the interests of the Company’s stockholders.

Deferred Compensation Plan for Non-Employee Directors. Non-employee directors who are resident in the U.S. may participate in the Company’s Deferred Compensation Plan. The Deferred Compensation Plan allows non-employee directors to defer receipt of up to 100% of their cash compensation, and to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds. Effective January 1, 2016, the Compensation

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Corporate Governance

Committee eliminated the Anadarko stock fund as an investment option under the Deferred Compensation Plan. The interest rate earned on the deferred amounts is not above-market or preferential. In general, deferred amounts are distributed to the participant upon leaving the Board or at a specific date as elected by the participant. Mr. Gordon is the only director who elected to defer compensation during 2016.

Stock Plan for Non-Employee Directors. In addition to cash compensation, non-employee directors receive annual equity grants. Equity grants to non-employee directors are awarded each year on the date of the Company’s annual meeting of stockholders. For 2016, each non-employee director who was elected at the 2016 Annual Meeting received an annual deferred share grant with a grant date fair value (calculated pursuant to FASB ASC Topic 718) of approximately $250,000. Mr. Constable and Ms. Farley each received a prorated equity grant when they were elected to the Board in July 2016 and February 2017, respectively. Non-employee directors may elect to receive their shares on a specific date, but not earlier than one year from the date of grant (except in the event of a separation from the Board due to death, disability or a change of control). Stock-based awards made to non-employee directors are made pursuant to the Anadarko Petroleum Corporation 2008 Director Compensation Plan.

Stock Ownership Guidelines for Non-Employee Directors. Non-employee directors are required to hold stock with a value equivalent to seven times the annual Board retainer and have five years from the date of their initial election to the Board to comply with the guidelines. All non-employee directors exceeded their ownership guidelines at December 31, 2016, other than certain directors who are still within the five-year compliance period.

Other Compensation. Non-employee directors are covered under the Company’s Accidental Death & Dismemberment Plan and the Company pays the annual premium for such coverage on behalf of each non-employee director. The Company also provides each non-employee director with Personal Excess Liability coverage and pays the annual premium on their behalf. The Company maintains an Aid to Education Program under which certain gifts by employees, officers, non-employee directors and retired employees to qualified institutions of learning are matched on a two-to-one basis. The maximum contribution matched per donor, per calendar year is $2,500, resulting in a maximum Company yearly match of $5,000 per donor.

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DIRECTOR COMPENSATION TABLE FOR 2016

The following table sets forth information concerning total non-employee director compensation earned during the 2016 fiscal year by each director who served on the Board in 2016, other than Mr. Walker, who does not receive any compensation for his service as a director:

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total($)
Anthony R. Chase(4)	0	360,045	0	0	0	1,800	361,845
Kevin P. Chilton(5)	110,000	250,036	0	0	0	6,800	366,836
David E. Constable(6)	47,850	213,076	0	0	0	893	261,819
H. Paulett Eberhart(4)	0	416,243	0	0	0	1,800	418,043
Peter J. Fluor(4)	0	368,914	0	0	0	1,800	370,714
Richard L. George(4)	0	360,244	0	0	0	1,800	362,044
Joseph W. Gorder(4)	0	376,100	0	0	0	1,800	377,900
John R. Gordon(7)	113,763	250,036	0	0	0	1,800	365,599
Sean Gourley	110,000	250,036	0	0	0	1,800	361,836
Mark C. McKinley	110,000	250,036	0	0	0	1,800	361,836
Eric D. Mullins(4)	0	385,023	0	0	0	1,800	386,823

(1)	The amounts included in this column represent the aggregate grant date fair value of the annual deferred shares granted to each non-employee director and the deferred shares granted to those directors who elected to receive deferred shares in lieu of their retainer. Messrs. Chase, Fluor, Gorder, Gordon, McKinley and Mullins, Dr. Gourley, Gen. Chilton, and Ms. Eberhart each received 6,156 deferred shares granted in connection with their election by stockholders on May 10, 2016, with the value of each grant computed in accordance with FASB ASC Topic 718 in the amount of $250,036. For Mr. Constable, the amount includes 4,610 deferred shares granted upon his appointment to the Board on July 25, 2016, which represents a pro-rata grant for his partial year of service from appointment through the Annual Meeting, in the amount of $213,076. For Mr. George, the amount includes a grant date fair value in the amount of $250,061 for a grant of 6,031 deferred shares, 798 of which were surrendered for Canadian withholding taxes. The value ultimately realized by each director may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 21 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2016. As of December 31, 2016, each of the non-employee directors had aggregate outstanding deferred shares as follows: Mr. Chase — 12,064; Gen. Chilton — 21,566; Mr. Constable — 4,610; Ms. Eberhart — 40,614; Mr. Fluor — 37,380; Mr. George — 19,205; Mr. Gorder — 13,519; Mr. Gordon — 50,019; Dr. Gourley — 8,693; Mr. McKinley — 9,788; and Mr. Mullins — 11,808.

(2)	The non-employee directors did not receive any stock option awards in 2016; however, as of December 31, 2016, each of the non-employee directors had aggregate outstanding vested and exercisable stock options as follows: Mr. Chase — 0; Gen. Chilton — 0; Mr. Constable — 0; Ms. Eberhart — 0; Mr. Fluor — 5,650; Mr. George — 0; Mr. Gorder — 0; Mr. Gordon — 9,600; Dr. Gourley — 0; Mr. McKinley — 0; and Mr. Mullins — 0. There were no unvested options as of December 31, 2016.

(3)

For all non-employee directors, except for Mr. Constable, the amounts in this column include annual premiums paid by the Company for each director’s benefit in the amount of $119 and $1,681 for Accidental Death & Dismemberment (AD&D) coverage and Personal Excess Liability (PEL) coverage, respectively. Additionally, Gen. Chilton’s amount includes a matching charitable donation of $5,000 to the “Aid to

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Education Program” made by the Company on his behalf. For Mr. Constable, the amount includes $52 for AD&D coverage and $841 for PEL coverage for his partial year of service on the Board for 2016.

(4)	In lieu of this director’s retainer, the director elected to receive a grant of deferred shares: Mr. Chase — 2,242; Ms. Eberhart — 3,371; Mr. Fluor — 2,466; Mr. George — 2,212 (204 of which were surrendered for Canadian withholding taxes); Mr. Gorder — 2,526; and Mr. Mullins — 2,751. The grant date fair value of these deferred shares, computed in accordance with FASB ASC Topic 718, is included in the “Stock Awards” column of this table: $110,009, $118,878, $110,183, $126,064, $134,988, and $166,207 for Messrs. Chase, Fluor, George, Gorder and Mullins and Ms. Eberhart, respectively.

(5)	Gen. Chilton will retire from the Board effective as of the close of the Annual Meeting.

(6)	Mr. Constable was appointed to the Company’s Board effective July 25, 2016.

(7)	Mr. Gordon deferred all of his retainer into the Company’s Deferred Compensation Plan. He did not accrue any above-market or preferential earnings on his account balance in the Deferred Compensation Plan.

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Security Ownership of Certain

Beneficial Owners and Management

The information provided below summarizes the beneficial ownership of each named executive officer (NEO), each of our directors and director nominees, all of our directors, director nominees and executive officers as a group, and owners of more than five percent of our outstanding common stock. Generally, “beneficial ownership” includes those shares of common stock held by someone who has investment and/or voting authority of such shares or has the right to acquire such common stock within 60 days. The ownership includes common stock that is held directly and also stock held indirectly through a relationship, a position as a trustee, or under a contract or understanding.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth the number and percentage of Anadarko common stock beneficially owned by our NEOs, each of our directors and director nominees, and all of our executive officers, directors and director nominees as a group as of March 1, 2017. None of the common stock beneficially owned as set forth below is pledged as security.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)(2)	Stock Acquirable Within 60 Days	Total Beneficial Ownership(3)(4)(5)	Percent of Class
R. A. Walker(6)	265,418	672,963	938,381	*
Robert G. Gwin	112,474	278,203	390,677	*
Mitchell W. Ingram	13,409	—	13,409	*
Ernest A. Leyendecker	17,441	98,001	115,442	*
Robert K. Reeves(7)	213,457	217,702	431,159	*
Anthony R. Chase	16,385	—	16,385	*
Kevin P. Chilton	21,566	—	21,566	*
David E. Constable	4,610	—	4,610	*
H. Paulett Eberhart	40,614	—	40,614	*
Claire S. Farley	1,018	—	1,018	*
Peter J. Fluor	132,407	5,650	138,057	*
Richard L. George	29,960	—	29,960	*
Joseph W. Gorder	13,519	—	13,519	*
John R. Gordon	171,079	9,600	180,679	*
Sean Gourley	8,693	—	8,693	*
Mark C. McKinley	10,700	—	10,700	*
Eric D. Mullins	20,871	—	20,871	*
All directors, director nominees and executive officers as a group (19 persons)	1,121,704	1,416,278	2,537,982	*

*	Less than one percent.

(1)

This column does not include shares of common stock that the directors or executive officers of the Company have the right to acquire within 60 days of March 1, 2017. This column does include shares of common stock held in the Company’s Benefits Trust as a result of the director compensation and deferral elections made in accordance with our benefit plans described elsewhere in this proxy statement. Those shares are subject to shared voting power with the trustee under that Trust and receive dividend equivalents on such shares, but

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Security Ownership of Certain

Beneficial Owners and Management

the individuals do not have the power to dispose of, or direct the disposition of, such shares until such shares are distributed to them. In addition, some shares of common stock reflected in this column for certain individuals are subject to restrictions.

(2)	This column does not include the following number of restricted stock units, which are payable (after taxes are withheld) in the form of Company common stock: Mr. Walker — 81,497; Mr. Gwin — 32,658; Mr. Ingram — 57,854; Mr. Leyendecker — 17,284; and Mr. Reeves — 25,478. The restricted stock units do not have voting rights but do receive dividend equivalents which are reinvested in Company stock and paid upon vesting of the underlying award.

(3)	In addition to the Anadarko common stock reported in the table, as of December 31, 2016, the directors and executive officers beneficially owned common units of Western Gas Partners, LP (WES) as follows: Mr. Walker — 6,900; Mr. Gwin — 10,000; Mr. Reeves — 9,000; Ms. Eberhart — 1,000; and Mr. McKinley — 9,000. The Company owns a majority interest in WES indirectly through its wholly-owned subsidiaries. As of December 31, 2016, there were 130,671,970 common units of WES outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of WES’s outstanding common units.

(4)	In addition to the Anadarko common stock reported in the table, as of December 31, 2016, the directors and executive officers beneficially owned common units of Western Gas Equity Partners, LP (WGP) as follows: Mr. Walker — 9,900; Mr. Gwin — 200,000; Mr. Reeves — 9,000; Gen. Chilton — 900; Mr. Fluor — 61,118; and Mr. George — 5,000. Mr. Fluor disclaims beneficial ownership with respect to 61,117 common units that are owned by his spouse. As of December 31, 2016, there were 218,928,570 common units of WGP outstanding. The directors and executive officers, individually and as a group, beneficially own less than one percent of WGP’s outstanding common units.

(5)	In addition to the Anadarko common stock reported in the table, as of December 31, 2016 Mr. Walker owned 2,500 tangible equity units (TEUs). In June 2015, the Company issued 9.2 million TEUs. Each TEU is comprised of a prepaid equity purchase contract for common units of WGP and a senior amortizing note. Anadarko has a right to elect to issue and deliver shares of Anadarko common stock in lieu of delivering WGP common units at settlement, which, unless settled earlier at the holder’s option, is June 7, 2018. The directors and executive officers, individually and as a group, beneficially own less than one percent of the outstanding TEUs.

(6)	Includes 108,000 shares of common stock held by a limited liability company (LLC) over which Mr. Walker and his spouse exercise investment control. The membership interests in the LLC are held by Mr. Walker, his spouse and family trusts of which he is the trustee.

(7)	Includes 95,000 shares of common stock held by an FLP. Two LLCs serve as the general partners of the FLP. Mr. Reeves serves as the sole manager of one of the LLCs and his spouse serves as the sole manager of the other. The limited partner interests in the FLP are held by family trusts of which Mr. Reeves is the trustee. Mr. Reeves disclaims beneficial ownership of these shares.

24

Security Ownership of Certain

Beneficial Owners and Management

CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners of more than five percent of the Company’s common stock as of December 31, 2016, based on information available as of February 14, 2017:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	42,431,757(1)	7.60%
Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	37,643,758(2)	6.73%
Common Stock	FMR LLC 245 Summer Street Boston, MA 02210	35,291,542(3)	6.31%
Common Stock	State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	28,410,712(4)	5.08%

(1)	Based upon its Schedule 13G/A filed January 19, 2017, with the SEC with respect to Company securities held as of December 31, 2016, BlackRock, Inc. has sole voting power as to 37,521,969 shares of common stock, shared voting power as to 13,144 shares of common stock, sole dispositive power as to 42,418,613 shares of common stock and shared dispositive power as to 13,144 shares of common stock.

(2)	Based upon its Schedule 13G/A filed February 9, 2017, with the SEC with respect to Company securities held as of December 31, 2016, The Vanguard Group has sole voting power as to 879,516 shares of common stock, shared voting power as to 99,685 shares of common stock, sole dispositive power as to 36,687,889 shares of common stock and shared dispositive power as to 955,869 shares of common stock.

(3)	Based upon its Schedule 13G filed February 14, 2017, with the SEC with respect to Company securities held as of December 31, 2016, FMR LLC has sole voting power as to 2,060,049 shares of common stock and sole dispositive power as to 35,291,542 shares of common stock.

(4)	Based upon its Schedule 13G filed February 9, 2017, with the SEC with respect to Company securities held as of December 31, 2016, State Street Corporation has shared voting power as to 28,410,712 shares of common stock, and shared dispositive power as to 28,410,712 shares of common stock.

25

Section 16(A) Beneficial

Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Officers, directors and more than 10% stockholders are required by the SEC’s regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted with copies of all Section 16(a) forms they filed with the SEC.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all reporting obligations of the Company’s officers, directors and more than 10% stockholders under Section 16(a) were satisfied during the year ended December 31, 2016.

26

Audit Committee Report

The following report of the Audit Committee of the Company, dated February 8, 2017, shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board is responsible for independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee is composed of three directors, each of whom is independent as defined by the New York Stock Exchange (NYSE) listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on the Company’s website at http://www.anadarko.com/content/documents/apc/responsibility/governance_documents/2013-11-07_audit_committee_charter.pdf.

Management is responsible for the Company’s internal control over financial reporting. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing an independent audit of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

KPMG LLP served as the Company’s independent auditor during 2016 and was appointed by the Audit Committee to serve in that capacity for 2017 (and we are seeking ratification by the Company’s stockholders at this Annual Meeting of such appointment). KPMG LLP has served as the Company’s independent auditor since its initial public offering in 1986.

In connection with these responsibilities, the Audit Committee met with management and the independent auditor to review and discuss the December 31, 2016 audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016. The Audit Committee also discussed with the independent auditor the matters required to be discussed by standards of the Public Company Accounting Oversight Board (PCAOB).

The Audit Committee also received the written disclosures and the letter from the independent auditor required by the PCAOB regulating the independent auditor’s communications with the audit committee concerning independence and has discussed with the independent auditor that firm’s independence.

Based upon the Audit Committee’s review and discussions with management and the independent auditor referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC.

THE AUDIT COMMITTEE

Eric D. Mullins, Chair

Kevin P. Chilton

Mark C. McKinley

27

Compensation and Benefits Committee Report on

2016 Executive Compensation

The Compensation Committee, the members of which are listed below, is responsible for establishing and administering the executive compensation programs of the Company. The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND BENEFITS COMMITTEE

Joseph W. Gorder, Chair

Peter J. Fluor

John R. Gordon

28

Letter from the Chair of the

Compensation and Benefits Committee

The Compensation and Benefits Committee values the feedback of our investors related to our executive compensation programs, and while we think they have been thoughtfully constructed, we also understand there is always room for improvement. During 2016, the Company actively engaged with stockholders following our 2016 say on pay vote in which we received approximately 62% support. Based on feedback we received from stockholders, the Company reviewed our compensation programs to identify features that could be improved to strengthen alignment with stockholder interests. As a result, the Compensation Committee made changes to the Company’s Annual Incentive Program (AIP), which are discussed in detail beginning on page 30.

We believe that Anadarko’s executive compensation programs are well designed for a cyclical, commodity driven and capital intensive industry that must focus and retain top talent throughout periods of rising and falling commodity prices. As you will see by the disclosure that follows, the Compensation Committee believes that the compensation programs we have established are operating as intended to align the pay that executives may realize with stockholder returns. We appreciate your ongoing engagement, feedback and support as we continue our efforts to structure programs aligned with long-term stockholder value.

THE COMPENSATION AND BENEFITS COMMITTEE

Joseph W. Gorder, Chair

29

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Committee Response to 2016 Advisory Vote on

Executive Compensation.

We have a strong track record of engaging with stockholders and responding to the feedback received. At the 2016 Annual Meeting, our executive compensation program received the support of approximately 62% of the votes cast. Acknowledging our vote result and in line with our commitment to ongoing stockholder engagement, during the spring of last year we solicited feedback from our top stockholders representing approximately 62% of the Company’s outstanding common stock. In the fall we again solicited feedback from stockholders representing approximately 60% of the Company’s outstanding common stock. See page 36 for more details on our active engagement with stockholders.

WHERE TO FIND IT
Executive Summary	30
Stockholder Engagement	36
Governance Practices	36
Performance-Based Annual Cash Incentives	39
Equity Compensation	44
Retirement Benefits	50
Perquisites	51

Based on specific feedback expressed by stockholders during our outreach efforts, the Compensation Committee (referred to in this section of the proxy statement as the Committee) commissioned FW Cook, the Committee’s executive compensation consultant, to develop and present a thorough analysis outlining various design alternatives in response to stockholder concerns. The Committee sought an appropriate balance to best serve the interests of our stockholders while continuing to attract and retain the talent necessary to achieve the Company’s strategic goals, taking into account standards in our industry and peer group, along with appropriate decisions for our business. Following multiple meetings with FW Cook and management and extensive discussions regarding the merits and issues associated with various design alternatives, the Committee approved the following changes to the AIP for 2017 in response to stockholder feedback:

AIP Enhancements in Response to Stockholder Feedback

What We Heard	What We Did	Why
A desire for structural changes in our AIP design	Reduced the cap for each AIP performance goal payout from 275% to 200% for both the 2016 and 2017 AIP	Provides balance in the overall payout curve and more evenly balances the weighting of the performance goals, preventing a higher bonus payout for strong achievement on only a few goals
	Flattened the payout curve on the Reserve Additions and Capital Expenditures performance goals by requiring a wider range of performance to exceed target	Reduces the volatility and unpredictability of outcomes in setting target performance and requires higher absolute performance to achieve above target payout

30

Compensation Discussion and Analysis

What We Heard	What We Did	Why
The AIP should include a financial goal	Added an additional financial goal, Cash Operating Income/BOE, with a weighting of 25%	Addresses stockholder requests for the AIP to include financial performance and further aligns AIP goals with stockholders’ interests; Defined as operating income (loss) plus non-cash items as reflected on the Statement of Cash Flows (limited to those non-cash items used to derive operating income), divided by sales volumes for the year
More transparency regarding goal setting process	Enhanced the disclosure regarding the rigorous process utilized to develop strategic AIP performance goals	Better illustrates the strategic alignment of the budget, which is tied to the current commodity-price environment, and resulting AIP performance goals

For a full discussion of the AIP and the results for 2016, see pages 39 - 44.

Reduction to Severance Payout Multiple. The Committee also modified the form of change-of-control contract used for newly appointed executive officers, whether or not they were subject to an existing agreement prior to their appointment, in order to reduce the severance multiple from 2.9 to 2.5 and to implement other changes. The Company entered into these new change-of-control contracts with Messrs. Ingram and Leyendecker. The key employee change-of-control contracts are discussed in more detail beginning on page 52.

Operational and Financial Accomplishments in 2016. The Company successfully managed through the challenging commodity environment of recent years. It took certain steps during 2016 in order to position the Company for growth and value appreciation as the commodity price environment improves. These included:

•	delivering strong sales volume performance representing 3% growth (on an acquisition and divestiture adjusted basis) while investing nearly 50% less capital than 2015, largely driven by high-margin opportunities in core assets in the DJ and Delaware basins as well as Algeria, and an ongoing portfolio shift towards higher margin crude oil production;

•	continuing to high-grade the portfolio by closing more than $4 billion of asset divestitures during the year and announcing transactions for the sale of an additional $3.5 billion in non-core assets to close in the first half of 2017;

•

completing a successful strategic acquisition of deepwater Gulf of Mexico assets, which doubled the Company’s production in the Gulf of Mexico and is expected to generate substantial future free cash flow that the Company plans to deploy to accelerate the development of core assets in the Delaware and DJ basins, which was attractively

31

Compensation Discussion and Analysis

financed through the issuance of common stock that was favorably received by the market;

• significantly enhancing liquidity and balance sheet strength by reducing net debt; and

• implementing actions which reduced the Company’s cost structure by approximately $800 million annually.

These accomplishments improve the Company’s ability to deliver strong performance in a volatile commodity environment for price discovery and provide a greater line of sight to future growth as the industry’s fundamental outlook improves.

TSR Performance. The Company had strong top-quartile stock price performance during 2016, driving an absolute one-year Total Stockholder Return (TSR) of close to 44%. This TSR performance placed us fourth within our 12 company peer group at year end. On a three-year basis, our TSR performance was in the top half of our peer group.

Copyright© 2017 Standard & Poors, a division of S&P Global. All rights reserved.

Pay For Performance. The Committee believes that the Company’s executive compensation programs are appropriately designed to pay for performance and align the executive officers’ interests with those of stockholders. As demonstrated in the charts on page 37, the vast majority of our executive officers’ target total compensation opportunity is delivered in at-risk compensation components tied to the achievement of short- and long-term performance criteria aligned with our business objectives. For 2016, the payouts under our at-risk programs were as follows:

Long-Term Equity Based Incentives — The executive officers earned 128% payouts (out of a maximum 200%) based on second-quartile TSR performance for the three-year performance period ended December 31, 2016. See page 44 for more details regarding our performance units.

Annual Incentive Program — As a result of the Company’s strong operating and financial performance in 2016 despite the challenging commodity markets, the executive officers were awarded above-target bonuses equivalent to a 158% performance score to recognize their successful execution of the Company’s strategic goals.

32

Compensation Discussion and Analysis

A detailed description of the Company’s executive compensation programs and the compensation decisions made by the Committee for 2016 are reported beginning on page 38.

2016 AIP Performance Goals Designed to Increase Stockholder Value Over Time. The AIP performance goals are designed to motivate and reward exceptional near-term operational performance on key metrics that work together to achieve long-term strategic performance objectives intended to drive differentiating performance year-over-year and increase stockholder value. The Committee believes that the AIP’s annual performance goals, although short-term in nature, should position the Company for exceptional TSR performance over the long term.

The AIP performance goals are directly tied to the Company’s annual budget, which is largely driven by commodity prices.

The AIP is directly tied to the Company’s annual budget. The budget is driven to a large degree by the prevailing market price for oil and natural gas, which we do not control or influence. The Company is committed to investing within cash flow over a multi-year period and commodity prices impact our cash inflows more than any other single variable. Considering the relatively weak commodity market environment facing the Company during our budgeting process for 2016 and its impact on our expected cash inflows, the Board approved a 2016 budget that was nearly 50 percent lower than actual 2015 capital investment and almost 70 percent lower than 2014. The overarching goal was to preserve stockholder value for a time when the Company could achieve better returns as commodity prices improved, thereby preserving and ultimately enhancing stockholder value over the long term. The Committee believes that structuring incentive programs to simply reward increased absolute performance on operational goals does not support our long-term strategy nor does it necessarily drive strong returns for our stockholders.

Because of the Company’s significantly reduced budget for 2016 and asset sales during 2015, the Committee approved performance targets that were challenging in the prevailing commodity-price environment but were also lower than actual performance compared to the prior year. Setting 2016 performance goals that were numerically lower than actual 2015 performance does not indicate a lack

33

Compensation Discussion and Analysis

of rigor; instead, it reflects the realities of a challenging commodity-price environment and a focus on preserving stockholder value in the near term to increase long-term stockholder returns.

See pages 39 - 44 for a full discussion of the AIP and the results for 2016.

CEO Realized Pay. Consistent with our pay-for-performance philosophy, 91% of the CEO’s total direct compensation is at-risk. Accordingly, the value that is intended to be received by the CEO is aligned with the Company’s actual operational and financial performance, including absolute and relative stock-price performance. The value actually received by the CEO can differ substantially from the grant date values required to be reported in the Summary Compensation Table (SCT) and related proxy tables. To illustrate the actual difference between compensation reported in the SCT and the actual pay realized by the CEO in 2014, 2015 and 2016, the chart below compares reported pay and realized pay during those years. The chart compares each direct compensation element comprised of: Salary; Non-Equity Incentive Plan Compensation; and Stock Awards and Option Awards (performance units, restricted stock units and non-qualified stock options). The reported pay column in the chart depicts the data reported in the 2016 SCT and related proxy tables, while the realized pay column depicts the actual value received (or vested) by the CEO in each year. The calculation for realized pay for purposes of this chart is more fully described and calculated in the table below.

CEO Compensation - Reported Pay vs. Realized Pay

The following table illustrates the calculations used to determine the differences between the amount reported in the 2016 SCT and the amount actually realized, or received, by the CEO in 2016 for each of the following direct compensation elements: Salary; Non-Equity Incentive Plan Compensation; and Long-Term Incentive Awards (Stock Awards and Option Awards):

	CEO Reported Pay(1)	CEO Realized Pay*
	2016 Summary Compensation Table ($)	2016 Actual Compensation Paid ($)
Salary	1,300,000	1,300,000
Non-Equity Incentive Plan Compensation(2)	2,670,200	1,930,500
Stock Awards - Performance Units(3)	5,587,116	1,156,617
Option Awards(4)	2,828,445	0
Stock Awards - Restricted Stock Units(5)	2,775,055	2,016,323
Total 2016 Compensation	15,160,816	6,403,440

*	Includes actual performance-based compensation paid to CEO in 2016 as determined in footnotes 2 – 5 below.

34

Compensation Discussion and Analysis

(1)	The amounts indicated as reported pay in the table reflect the total direct compensation (calculated as Salary, Non-Equity Incentive Plan Compensation, and the grant value of Long-Term Incentive Awards) for 2016 as reported in the 2016 SCT on page 58. The grant date fair values for performance units, restricted stock units and options are described in footnote (2) to the 2016 SCT.

(2)	The realized pay column reflects the Non-Equity Incentive Plan Compensation Mr. Walker earned under the Company’s AIP for the 2015 performance year, which was paid in February 2016.

(3)	The realized pay column reflects the amount Mr. Walker received in January 2016 for his 2012 performance unit award for the three-year performance period commencing January 1, 2013 and ending December 31, 2015 (12,361 units valued at vesting of $438,567), and his 2013 performance unit award for the two-year performance period commencing January 1, 2014 and ending December 31, 2015 (20,238 units valued at vesting of $718,050). See the Option Exercises and Stock Vested in 2016 Table on page 63 for more details.

(4)	The realized pay column reflects the intrinsic value at vesting of any in-the-money stock options that vested during the performance year. The vesting price of each of the three tranches of stock options which vested during 2016 were below the respective exercise price.

(5)	The realized pay column reflects the value at vesting of restricted stock units that vested during 2016 (33,871 units valued at vesting of $2,016,323). See the Options Exercises and Stock Vested in 2016 Table on page 63 for more details.

CEO Target Total Compensation Opportunity Unchanged Since 2012. NEO Target Compensation Held Flat. As part of its annual review of executive compensation in November 2016, for the third consecutive year the Committee determined that the target total compensation opportunity for the executive officers (other than for two recently appointed executive officers) should remain substantially flat year-over-year and that no changes should be made to the current base salaries, target bonus opportunities, and target grant value of annual long-term incentive awards. Mr. Walker’s target total compensation opportunity has remained the same since his appointment to CEO in May 2012, at which time the Committee positioned him at the median of CEOs of our industry peer group. The Committee believes that the pay opportunity provided by the current levels of fixed and at-risk compensation components (1) properly reflects the scope and responsibilities associated with each executive officer’s position, (2) is appropriately aligned with the industry peer group and (3) serves to retain and motivate a highly experienced and cohesive executive team to successfully manage the operations of a global company of our scope and complexity.

As CEO, Mr. Walker’s compensation is higher than the compensation of the other NEOs. This difference in compensation is supported by the industry peer group benchmark data, which is substantially higher for the CEO role than for the other NEO positions, and is indicative of the greater responsibility the CEO position entails for the strategic direction, financial condition, operating results and reputation of the Company.

35

Compensation Discussion and Analysis

Active Engagement with Stockholders — We Listen and Respond. We regularly engage with our stockholders, reaching out specifically to the governance and voting teams, to solicit feedback on Anadarko’s executive compensation programs, as well as corporate governance, sustainability and environmental issues and other matters. Since 2012, we have held more than 140 separate engagements with our stockholders as well as several meetings with proxy advisory firms. Our stockholder engagement team consists of senior management from our Human Resources, Legal, Investor Relations, and Health, Safety and Environment departments and has also included the chair of the Committee. Members of our engagement team also participate in various governance forums with our stockholders. We generally reach out to our top 50 stockholders each spring and fall, with engagement also occurring at other times throughout the year. Our stockholders’ views on executive compensation and corporate governance are important to us, and we value and use their feedback and insights.

We have a robust stockholder engagement program and, based on feedback received, have made several changes to our executive compensation program and governance practices over the years, including the changes to the AIP for 2016 and 2017 discussed on pages 30 -31.

The Board and its committees regularly discuss and consider the significant concerns that are identified through this engagement process as well as the outcome of the annual advisory vote on executive compensation. As a result, we have made several changes to our executive compensation program and governance practices over the years, including the changes to the AIP for 2016 and 2017 discussed on pages 30 - 31. The Board and our Investor Relations team welcome questions or comments about the Company and its operations. See page 17 for more details on Communication with Directors of the Company or email Investor Relations at investor@anadarko.com.

Track Record of Good Governance Practices. Through our commitment to good governance, including our continued stockholder engagement efforts, we have implemented the following practices over the past several years:

What We Do	What We Don’t Do
Structure our executive officer compensation so that more than 85% of pay is at risk	No employment contracts with our executive officers
Emphasize long-term performance in our equity-based incentive awards	No tax gross-ups on perquisites except with respect to the Company’s standard relocation program available to all employees
Provide for double-trigger equity acceleration upon a change of control	No excise tax gross-ups in key employee change-of-control contracts entered into by newly appointed and/or newly hired executive officers, irrespective of an existing agreement
Maintain a competitive compensation package	No pledging of Company securities
Require robust stock ownership for executive officers and directors	No short sales or derivative transactions in Company stock, including hedges
Provide for clawback provisions	No current payment of dividends or dividend equivalents on unvested awards
Consider deductibility when structuring compensation	No repricing of stock options and stock appreciation rights unless approved by stockholders

36

Compensation Discussion and Analysis

ELEMENTS OF OUR 2016 COMPENSATION PROGRAMS

Our executive compensation programs include direct and indirect compensation elements. We believe that a majority of an executive officer’s total compensation opportunity should be performance-based; however, we do not have a specified formula that dictates the overall weighting of each element.

As illustrated in the charts below, 79% of the current CEO and 75%, on average, of target total compensation opportunity for the other NEOs is provided through equity-based incentives that are dependent upon long-term corporate performance and stock-price appreciation. Any value ultimately realized for these long-term equity-based awards is directly tied to Anadarko’s absolute and relative stock-price performance and will fluctuate along with stockholder returns.

The charts above are based on the following: current base salaries, as discussed on page 39; target bonus opportunities approved by the Committee in 2016, as discussed on page 43; and the grant date value for the 2016 annual equity awards, as discussed on page 46.

37

Compensation Discussion and Analysis

Direct Compensation Elements

The direct compensation elements are described below. The indirect compensation elements are outlined in the table on page 50.

2016 COMPENSATION DECISIONS AND LINK TO STRATEGY

The following is a discussion of the specific actions taken by the Committee in 2016 related to each of our direct compensation elements. Each element is reviewed annually, as well as at the time of a promotion, other change in responsibilities, other significant corporate events or a material change in market conditions.

As discussed above, the Committee determined that the target total compensation opportunity for the NEOs should remain flat year-over-year (other than for two recently appointed executive officers) and that no changes should be made to the current base salaries, target bonus opportunities, and target grant value of annual long-term incentive awards.

38

Compensation Discussion and Analysis

Base Salary

The table below reflects the base salaries for the NEOs. As part of its annual review of executive compensation, in November 2016 the Committee determined that no changes should be made to the base salaries for the NEOs.

Name	Salary as of January 1, 2016($)	Salary as of January 1, 2017($)	Increase
Mr. Walker	1,300,000	1,300,000	0%
Mr. Gwin	750,000	750,000	0%
Mr. Ingram	625,000	625,000	0%
Mr. Reeves	700,000	700,000	0%
Mr. Leyendecker	(1)	575,000	0%

(1)	Mr. Leyendecker served as a senior vice president of the Company on January 1, 2016 and was not appointed as an executive vice president until August 2016, at which time his base salary was increased to $575,000.

Performance-Based Annual Cash Incentives (Bonus)

The AIP is designed to focus on key performance goals and targeted levels of performance that are intended to drive differentiating performance year-over-year. All employees of the Company, including our executive officers, participate in the AIP, which is part of our 2012 Omnibus Incentive Compensation Plan, as amended and restated (2012 Omnibus Plan), that was approved by our stockholders in May 2016. At the beginning of each year, the Committee reviews and approves the performance goals and targeted levels of performance. These performance goals align with the Board-approved budget for the year and reflect the market and business environment in which we operate.

The following 2016 AIP performance goals are intended to work together to achieve long-term strategic performance objectives and provide the best, most direct means of aligning the actions of our executive officers and employees in the short term to position the company to deliver exceptional total stockholder returns over the long term.

2016 AIP Performance Goals	Purpose
Operational: • Reserve Additions • Sales Volumes	Proved reserves are the single most important asset of an exploration and production company. Since this asset depletes by nature, the cost-effective addition of new proved reserves is key to increasing the underlying intrinsic value of the Company and ultimately the stock price. The Company also focuses on sales volumes since it is the means by which reserves are converted into cash flow.
Financial: • Capital Expenditures • Controllable Cash Costs	These goals focus on financial discipline. The Company allocates the majority of its capital to assets that generate strong economic returns while a portion is allocated to long-term projects that are intended to provide future reserves and sales volumes. The Controllable Cash Costs performance goal incentivizes employees to manage and reduce costs to maximize margins and profitability.
Safety: • Total Recordable Incident Rate	The health and safety of employees is very important to the Company and critical to success. Accordingly, the performance goals include a target total recordable incident rate per 100 employees so that employees are focused on maintaining a safe work environment.

39

Compensation Discussion and Analysis

2016 AIP Performance Goals Designed to Enhance Returns and Increase Stockholder Value. Within the exploration and production industry, revenues, operating results, cash flow, capital spending, and future growth rates are highly dependent on the global commodity markets. During the years of higher commodity prices prior to 2015, the Committee established increasingly challenging annual AIP performance goals on key metrics, such as sales volumes and reserve additions, that were designed to advance long-term growth objectives. In a low-commodity price environment, the market rewards exploration and production companies that focus investment on accretive projects and exercise financial discipline. The 2016 performance goals were strategically designed in order to enhance stockholder value during a low commodity price environment by focusing on competitive returns and disciplined investment.

Structuring incentive programs to simply reward increased absolute performance on operational goals does not support the Company’s long-term strategy nor does it necessarily drive strong stockholder returns.

When the AIP performance goals were set at the beginning of 2016, oil was trading at less than $30 per barrel and the duration and magnitude of the decline in commodity prices could not be accurately predicted. As a result, the Company substantially reduced its planned capital expenditures to balance capital spending with the reduced cash flow resulting from lower commodity prices. To enhance value and maximize the reduced budget, the Company strategically allocated most of its capital (~70%) to core assets in the DJ and Delaware basins as well as high margin opportunities in the deepwater Gulf of Mexico and other international operations. Accordingly, the Company allocates capital to opportunities with the highest rates of return seeking to optimize value accretion for its stockholders. The 2016 AIP performance goals were directly tied to the strategic approach of a reduced budget and this, as well as asset sales which occurred in 2015, resulted in target performance levels which were lower in absolute terms than previous years. The Committee determined at the time the 2016 AIP performance goals were approved that the targets established were challenging in the prevailing commodity price environment and appropriately required our executive officers and employees to strive for strong performance on key metrics.

Rigorous Process Utilized to Develop Strategic AIP Performance Goals. The Company employs a rigorous and robust process to establish the annual capital budget, which directly promotes the Company’s strategic objectives and is the basis for developing the AIP performance goals. A Company-wide portfolio evaluation and asset optimization effort, led by the Company’s Corporate Planning team, is the foundation for establishing the annual budget. By definition, assets which do not generate accretive rates of return compared to the Company’s weighted average cost of capital are not considered. The budget is then “built up” from the asset level to a consolidated corporate budget, and includes a detailed analysis, including each asset’s capital efficiency and return metrics. The analysis also includes consideration of the Company’s long-term strategy, prior performance, service cost and commodity prices. Multiple reviews are conducted with executive management as well as the full Board during the budget cycle and prior to approval to ensure a comprehensive understanding of all assumptions. The Committee approves the associated AIP performance goals to align with the short- and long-term strategic objectives of the budget. Once the goals have been established, the Committee monitors progress during the year through quarterly updates and then reviews and certifies the final corporate-wide results in February of the following year. From time to time, the Committee may

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Compensation Discussion and Analysis

exercise appropriate discretionary adjustments depending on various internal/external factors, including stock performance.

Changes to Performance Goals for 2016. While the 2016 AIP performance goals were similar to 2015, the Committee simplified the overall design and re-allocated the weighting of the performance goals to provide increased focus on the key areas that were essential to delivering higher returns and emphasizing financial discipline, while maintaining a safe work environment and creating stockholder alignment. The LOE and Controllable G&A performance goal from the 2015 AIP was renamed Controllable Cash Costs and expanded to include gathering, processing and marketing costs and oil and gas transportation costs. The Committee believed that such modifications would focus the executive officers’ efforts on the controllable aspects of the business performance to maximize operational and financial results during a challenging commodity-price environment.

The performance goals are intended to work together to achieve the Company’s short-term and long-term objectives. For example, the 2016 financial performance goals, Controllable Cash Costs and Capital Expenditures which each had the strongest weighting of 25%, worked together to ensure the Company exercised financial discipline. To the extent the Company was successful in achieving its target on Controllable Cash Costs, resulting in reduced expenses, more cash flow was available to invest in projects that provide strong economic returns and enhance sales volumes or increase reserves in a cost-efficient manner.

Operating Base Volumes were excluded from the 2016 AIP performance goals as a result of potential difficulties in isolating direct performance-related effects on the score. EBITDAX/BOE was eliminated due to unusually high commodity price uncertainty and volatility, which made it particularly difficult to set an appropriate target. Since the AIP applies to all employees of the Company, TSR was excluded as results can be heavily influenced by corporate actions or factors outside of direct employee control. In addition, most of our executive officers’ compensation opportunity is delivered in equity-based incentives that are tied to TSR.

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Compensation Discussion and Analysis

Impact of Divestitures and Variance with Guidance. At the time the Committee approved the 2016 AIP performance goals, the Company intended to monetize certain non-core assets throughout the year. Due to the uncertainty regarding both the timing and execution of these divestitures, the assets were initially included in the Company’s budget as well as the AIP targets. However, the Committee excluded the effects of the asset divestitures closed during the year by removing them from the AIP targets, performance results and the calculated performance score. This was done to ensure that neither the timing nor execution of the divestiture program had any impact on the final AIP performance score. As a result of this methodology, the target performance goals differed from the Company’s initial public guidance provided at the beginning of 2016.

The Committee made changes to the AIP for 2016 and 2017 based on stockholder feedback to improve and strengthen the alignment of the program with stockholder interests. See further discussion on pages 30 - 31.

2016 Performance Results. The table below reflects the 2016 performance results against each of the specified targets. Each performance goal and the total AIP score was capped at 200%.

2016 AIP Performance Goals	Relative Weighting Factor	AIP Target Performance(1)	AIP Target Performance Adjusted for Divestitures(2)	AIP Performance Results Adjusted for Divestitures(3)	AIP Performance Score(3)
Reserve Additions (before price revisions, acquisitions and divestitures), MMBOE	20%	164.1	164.1	278.7	40.0%
Sales Volumes, MMBOE	20%	285.6	254.9	265.7	40.0%
Capital Expenditures, $MM(4)	25%	2,946	2,929	2,932	24.8%
Controllable Cash Costs ($/BOE)(5)	25%	13.35	13.56	12.70	44.8%
Total Recordable Incident Rate (Safety)	10%	0.34	0.34	0.36	8.0%

Total	100%				158.0%

(1)	The 2016 AIP performance goals were directly tied to the Company’s reduced budget. As a result of this and asset sales that occurred in 2015, certain target performance levels for 2016 were lower in absolute terms than the previous year. See page 40 for additional discussion.

(2)	The Committee excluded the effects of the asset divestitures executed during the year by removing them from the AIP targets, performance results and calculated AIP performance score to ensure that neither the timing nor execution of the divestiture program had any impact on the final AIP score. In addition, the Controllable Cash Costs performance goal was adjusted following the completion of a workforce reduction program.

(3)	The Committee did not make any adjustments to the measured 2016 AIP performance results or overall calculated 2016 AIP performance score other than to exclude the effects of the asset divestitures executed during the year by removing them from the performance results and performance score. In addition, the AIP performance results do not include any impact from the acquisition of assets in the deepwater Gulf of Mexico in December 2016.

(4)	For AIP purposes, Capital Expenditures excludes the capital expenditures of WES and WGP, expenditures for acquisitions, non-cash investments or investments associated with the divestment program and capital that is carried or subsequently reimbursed by another party.

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Compensation Discussion and Analysis

(5)	Controllable Cash Costs is the sum of lease operating expense (LOE), controllable general and administrative (G&A) costs, oil and gas transportation costs and gathering, marketing and processing costs per barrel of oil equivalent sales volume. LOE excludes the cost of deepwater work-overs because of timing uncertainty and magnitude. Controllable G&A includes costs that are subsequently reclassified to exploration expense for accounting purposes and excludes restricted stock, severance costs, bonus plans and benefits costs.

The Company delivered very strong operating performance in 2016 despite the challenging commodity markets by delivering 3% sales volume growth (on an acquisition and divestiture adjusted basis) while investing nearly 50% less capital than in 2015. The Company performed above the targets established for three AIP performance goals (Reserve Additions, Sales Volumes and Controllable Cash Costs). Highlights from 2016 include:

•	Reserve Additions — The Company delivered maximum performance for reserve additions driven by reservoir performance in core assets, cost reductions that extended the economic limit in certain fields, and infill drilling results and extensions/discoveries in the Company’s key development areas.

•	Sales Volumes — The Company delivered maximum performance on sales volumes driven largely by core assets in the DJ and Delaware basins as well as Algeria. As a result of improvements in both efficiency and absolute cost, the Company was able to drill and complete more wells in the DJ and Delaware basins than expected, while investing largely within budget. The Company also continued to focus on delivering high-margin oil and liquids production.

•	Controllable Cash Costs — Performance exceeded target due to strong cost control efforts, continued renegotiations with vendors, and reductions in non-essential project spending. Performance on this goal was also enhanced by higher volumes which were produced without associated incremental cost, driving improved profitability on a unit basis.

The AIP awards for 2016 for the NEOs are shown in the table below and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Individual target bonus opportunities are determined based on the executive officer’s position. Executive officers may earn from 0% to 200% of their individual bonus target. Following its annual review of executive compensation in November 2016, the Committee made no changes to the NEO bonus targets for 2017.

Name	Base Salary Earnings for 2016($)		Target Bonus %		Approved AIP Performance Score		Individual Performance Adjustments		Actual Bonus Award ($)
Mr. Walker	1,300,000	X	130%	X	158%	±	0	=	2,670,200
Mr. Gwin	750,000	X	95%	X	158%	±	0	=	1,125,750
Mr. Ingram	625,000	X	95%	X	158%	±	0	=	938,150
Mr. Reeves	700,000	X	95%	X	158%	±	0	=	1,050,700
Mr. Leyendecker(1)	473,654	X	85.19%	X	158%	±	0	=	637,550

(1)	Mr. Leyendecker’s bonus target was prorated as a result of his appointment as executive vice president in August 2016. For 2017, his bonus target will be 95%.

The Committee did not make individual performance adjustments for any NEO’s 2016 bonus payments in recognition of the team effort necessary to drive the Company’s success.

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Compensation Discussion and Analysis

Section 162(m) Performance Hurdle. In March 2016, the Committee established a baseline AIP performance hurdle for the NEOs of the Company’s attainment during 2016 of positive Cash Flow from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Consolidated Statements of Cash Flows of the Company’s financial statement published in the Company’s annual report on Form 10-K, but excluding the effect of any legal settlements/satisfaction of judgments that are $1 million or greater. If this performance hurdle was not achieved, the NEOs subject to Section 162(m) of the IRC would earn no AIP bonuses for the year under the 2012 Omnibus Plan. If the performance hurdle was met, the bonus pool would be funded at the maximum bonus opportunity level for each NEO and the Committee would consider our performance against the AIP performance goals, as well as any other relevant factors, when determining the actual amount of the AIP bonuses to be paid to each NEO. The Committee may apply negative discretion in determining actual awards. The Committee does not have the discretion to increase bonuses above funded amounts. The AIP bonus pool was funded for the 2016 performance year because the Company exceeded the established performance hurdle.

Equity Compensation

Our equity-based long-term incentive program is designed to reward our executive officers for sustained long-term share performance. This program represents 75% or more of target total compensation opportunity and includes a combination of equity-based awards (performance units, stock options and restricted stock units) that we believe are performance-based in absolute and relative terms. Pursuant to our equity grant administration procedures established by the Committee, annual equity-based awards for executive officers are typically made at the regularly scheduled Committee meeting in the fall. Equity awards for newly hired executive officers or awards made in connection with promotions are made on the date such awards are approved by the Committee.

The 2016 targeted equity award value was allocated 50% in performance units that reward relative TSR performance and 25% in non-qualified stock options that reward absolute value creation (for a total of 75% long-term equity awards that are performance-based). The remaining 25% is granted in restricted stock units, the value of which is tied to our share price and which we believe is necessary to retain executive talent. The Committee believes that this allocation provides a combination of equity-based awards that is performance-based in relative and absolute terms, while also providing a necessary retentive element. For additional details on the terms of these awards see page 60.

Performance Units. The Committee has established TSR as the performance criterion for the Company’s performance unit awards, and believes that a single focus on TSR as the performance criterion for the performance units is appropriate at this time and is consistent with most energy industry peers. TSR provides an effective relative comparison of our performance against an industry peer group. The Committee has discussed the extent to which certain operational or financial measures could be used as relative long-term performance criteria, such as return on capital employed. The Committee concluded that the performance measures included in our AIP are intended to capture the key drivers of the Company’s business, and that such AIP performance goals should drive TSR performance over time. However, the Committee will continue to consider whether to include additional performance goals in the performance unit program.

Performance Unit Peer Group. The peer group for the 2016 performance unit awards was identical to the peer group that was used for conducting the 2016 compensation benchmarking assessment, which is listed on page 48. If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including, but not limited to, a going-private transaction, bankruptcy, liquidation, merger or consolidation) during the performance period, the Committee shall

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Compensation Discussion and Analysis

undertake an evaluation to determine whether such peer company will be replaced. At the time the 2016 awards were granted, the Committee pre-approved Southwestern Energy, Inc., Cabot Oil and Gas Corporation, Concho Resources, Inc. and Cimarex Energy as replacement companies (in that order).

Performance Unit Performance Period and Payout Opportunity. Beginning with awards granted in November 2014, the Committee eliminated our two-year performance unit program so that all performance unit awards granted in or after 2014 are subject to a three-year performance period. In addition, the Committee reduced the payout opportunity for achievement of TSR performance at the 55th percentile from a payout of 110% to a payout of 100% and reduced the payout opportunities for achievement of all applicable TSR performance levels in the third quartile by 12% to 14% for all new awards. During our prior engagement discussions, certain stockholders suggested eliminating the payout opportunity for TSR performance below median. However, the Committee believes that completely eliminating any opportunity would place the Company at a competitive disadvantage in attracting and retaining executive talent as all of the companies in the industry peer group provide for some level of payout below median.

The following table reflects the payout scale for the annual performance unit program for awards granted in and after November 2014 as well as outstanding performance unit awards granted prior to November 2014:

Final TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12
TSR Performance Percentile	100%	91%	82%	73%	64%	55%	46%	36%	27%	18%	9%	0%
	Payout as % of Target
Awards Granted in and after November 2014	200%	182%	164%	146%	128%	100%	80%	60%	40%	0%	0%	0%
Awards Granted Prior to November 2014	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

The examples below illustrate how the performance unit payout scale works under two different TSR ranking outcomes, assuming an executive officer received a target award of 20,000 performance units in November 2016 subject to a three-year performance period. Each performance unit earned is a right to receive a cash payment equal to the closing price of one share of our common stock on the date the Committee certifies the performance results for the performance period.

	Relative TSR Ranking for Three-Year Performance Period	Payout Percentage	Number of Performance Units Earned
Example 1	3rd	164%	32,800 units (20,000 x 164%)
Example 2	10th	0%	0 units (20,000 x 0%)

Caps on Earned Performance Unit Awards for Negative TSR. The Committee once again considered placing a cap on earned awards at target if absolute TSR is negative for the performance period, regardless of relative TSR, as well as other mechanisms for capping payout if TSR is negative. After robust review and discussion, the Committee determined that placing such a cap on earned awards is not appropriate in our business which is highly dependent on the market-driven prices we

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Compensation Discussion and Analysis

receive for our oil, natural gas and natural gas liquids. The Committee strongly believes that stockholders are best served by a management team that is highly incentivized to deliver differentiating performance in a challenging industry-wide environment, including focusing on items that are within management’s direct control, and that the current design of the long-term incentive awards is achieving the desired results. In addition, the Committee maintains the ability to apply negative discretion to these awards should the Committee deem such discretionary adjustment necessary.

Stock Options. Stock options typically vest pro-rata annually over three years, beginning with the first anniversary of the date of grant, and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

Restricted Stock Units. The Committee establishes objective performance criteria for each calendar year that must be achieved before any restricted stock units are awarded the following year to executive officers expected to be subject to Section 162(m) of the IRC. If the performance criteria are achieved, the Committee may make awards of restricted stock units to the executive officers. The restricted stock units awarded vest pro-rata annually over three years, beginning with the first anniversary of the grant date. All of the restricted stock unit awards made in November 2016 were made after the Company’s achievement of the 2015 performance criterion, which was to obtain at least $750 million of Cash Flow from Operating Activities (Net cash provided by (used in) operating activities) as calculated in the Consolidated Statements of Cash Flows but excluding the effect of any significant (i.e., $100 million or greater) legal settlements/satisfaction of judgments (as described in Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Sources of Cash — Operating Activities) for the fiscal year as published in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Equity Awards Granted During 2016

In 2016, the Committee approved the following awards under our 2012 Omnibus Plan for the NEOs. The target grant value of each of the awards was held flat as compared to awards granted in 2015, other than for Mr. Ingram, who did not receive an equity award in 2015, and Mr. Leyendecker, who was not an executive officer in 2015. These awards, as well as a description of the methodology for calculating the grant date fair value, are included in the Grants of Plan-Based Awards Table on page 60.

Name	Total LTI Grant Date Value($)	Performance Units (50%)		Stock Options (25%)		Restricted Stock Units (25%)
		Target # of Units	Grant Date Value($)	# of Stock Options	Grant Date Value($)	# of Units	Grant Date Value($)
Mr. Walker	11,190,616	79,385	5,587,116	136,661	2,828,445	44,853	2,775,055
Mr. Gwin	4,486,396	31,826	2,239,914	54,788	1,133,936	17,982	1,112,546
Mr. Ingram(1)	5,669,976	62,826	3,423,494	54,788	1,133,936	17,982	1,112,546
Mr. Reeves	3,498,370	24,817	1,746,620	42,722	884,209	14,022	867,541
Mr. Leyendecker	2,520,453	17,880	1,258,394	30,780	637,048	10,102	625,011

(1)	Since Mr. Ingram was not employed with the Company in October 2015 and did not receive an annual long-term incentive award at the same time as the other NEOs, he received a similar performance unit award in February 2016 for the three-year performance period ended December 31, 2018. He also received the annual long-term incentive award in November 2016 for the three-year performance period ended December 31, 2019. As a result, he received two performance unit awards in 2016.

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Compensation Discussion and Analysis

Performance Units — Results for Performance Period Ended December 31, 2016

In January 2017, the Committee certified the performance results for the 2013 annual performance unit awards for the three-year performance period that ended December 31, 2016. Under the provisions of these awards, the targeted performance units were subject to our relative TSR performance against a defined TSR peer group. TSR performance is based on the difference between (1) the average closing stock price for the 30 trading days preceding the beginning of the performance period, and (2) the average closing stock price for the last 30 trading days of the performance period, plus dividends paid for the performance period, and further adjusted for any other distributions or stock splits, where applicable.

For the performance period ended December 31, 2016, the performance results and Anadarko’s ranking, as highlighted, were as follows:

2013 Annual Award — Three-Year Performance Period (January 1, 2014 to December 31, 2016)

Final TSR Ranking	1	2	3	4	APC 5	6	7	8	9	10	11	12
TSR	24.9%	4.0%	1.2%	-12.1%	-16.8%	-20.2%	-21.1%	-23.5%	-23.6%	-42.2%	-43.5%	-46.6%
Payout as % of Target	200%	182%	164%	146%	128%	110%	92%	72%	54%	0%	0%	0%

The following table lists the number of performance units awarded at minimum, target, and maximum levels and the actual number of performance units earned by the NEOs for the 2013 annual performance unit awards for the three-year performance period that ended December 31, 2016:

	2013 Annual Performance Unit Award
Name	Minimum # Units	Target # Units	Maximum # Units	Actual # Units Earned
Mr. Walker	0	21,999	43,998	28,158
Mr. Gwin	0	8,782	17,564	11,240
Mr. Ingram(1)	0	0	0	0
Mr. Reeves	0	6,874	13,748	8,798
Mr. Leyendecker	0	2,795	5,590	3,577

(1)	Mr. Ingram began employment with the Company in November 2015 and did not receive performance unit awards for the three-year performance period ended December 31, 2016.

HOW WE MAKE COMPENSATION DECISIONS

The Committee has overall responsibility for evaluating and approving the officer and director compensation plans, policies and programs of the Company. The Committee is also responsible for producing a report reviewing the Company’s Compensation Discussion and Analysis. The Committee uses several different tools and resources in reviewing elements of executive compensation and making compensation decisions. These decisions, however, are not purely formulaic and the Committee exercises judgment and discretion as appropriate.

Compensation Consultant. The Committee has retained FW Cook as an independent consultant to provide advice on executive compensation matters. The decision to engage FW Cook was made by the Committee and FW Cook reports directly and exclusively to the Committee; however, at the Committee’s direction, the consultant works directly with management to review or prepare materials for the Committee’s consideration. While engaged as the Committee’s consultant, FW Cook did not

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Compensation Discussion and Analysis

perform any services for the Company outside the scope of its arrangement with the Committee. During 2016, the Committee reviewed FW Cook’s independence and determined that there were no conflicts of interest as a result of the Committee’s engagement of FW Cook. The Committee did not engage any consultant other than FW Cook during 2016 to provide executive compensation consulting services.

In 2016, FW Cook attended all of the Committee meetings and provided the Committee with market analyses, including Peer Proxy Data (defined below), and an annual independent assessment of the risk associated with the Company’s compensation programs. In addition, FW Cook advised the Committee on the following: market trends; regulatory and governance developments and how they may impact our executive compensation programs; the design and structure of our executive compensation programs to ensure linkage between pay and performance; setting the pay for our CEO; and compensation recommendations for the other executive officers, in consultation with the CEO.

Benchmarking Peers. Within the oil and gas industry, there are a very limited number of companies that closely resemble us in size, scope and nature of business operations. Our industry peer group contains companies in our industry that vary in these respects because we compete with these companies for talent and believe the selected companies are currently the most appropriate with respect to executive compensation benchmarking. The differences and similarities between us and the companies in our industry peer group are taken into consideration when referencing benchmarks for executive compensation decisions.

Each year, FW Cook conducts an independent review of the Company’s industry peer group for the Committee to use as a reference point for assessing competitive executive compensation data (including base salary, target annual incentives and annualized long-term incentive grant values). This review includes an evaluation of Anadarko’s peers as designated by proxy advisors, peers of direct peers, and companies included in Anadarko’s broad Global Industry Classification Standard Industry Group. In each case, FW Cook assesses whether there are companies that should be added to or deleted from Anadarko’s existing peer group based on relevant size, scope and the nature of their business operations. Unless significant and material changes have affected the companies in our peer group such that a company is no longer an appropriate peer, the Committee prefers to maintain a high degree of continuity of the peer group to ensure consistent comparison for both pay and performance from year to year. Following this year’s annual review, the Committee determined that the 11 companies included in the Company’s industry peer group remain appropriate for the 2016 executive compensation benchmarking comparison.

The Company’s industry peer group used for conducting the 2016 executive compensation benchmarking assessment is listed below.

• Apache Corporation	• Devon Energy Corporation	• Noble Energy, Inc.
• Chesapeake Energy Corporation	• EOG Resources, Inc.	• Occidental Petroleum Corporation
• Chevron Corporation	• Hess Corporation	• Pioneer Natural Resources Company
• ConocoPhillips	• Marathon Oil Corporation

Benchmarking Data. To assist in reviewing the design and structure of our executive compensation programs, FW Cook provides the Committee with an independent assessment of the compensation programs and practices of the companies in our industry peer group. This comprehensive analysis includes compensation data that is obtained from the latest peer proxy statements and updated, as applicable, with recent public filings for company-by-company detail on peer NEO positions (Peer Proxy Data) as well as supplemental third-party survey data.

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Compensation Discussion and Analysis

Due to organizational differences in executive leadership structures and business strategies across our peers, it is difficult to benchmark comparable executive leadership positions for many of our NEOs. As a result, the Committee places emphasis on the Peer Proxy Data in making compensation decisions because this data provides greater transparency and insight into the comparability of our NEOs and executive leadership structure relative to the NEOs and executive leadership structure of our peers. When reviewing benchmarking data, the Committee reviews 25th, 50th, and 75th percentile data; however, the Committee does not target a specific percentile of the benchmark data and in making officer compensation decisions takes into account other considerations as noted below.

Role of CEO and/or Other Executive Officers in Determining Executive Compensation. The Committee, after reviewing the information provided by FW Cook and considering other factors and with input from FW Cook, determines each element of compensation for our CEO. When making determinations about each element of compensation for the other executive officers, the Committee also considers recommendations from our CEO. Additionally, at the Committee’s request, our executive officers may assess the design of, and make recommendations related to, our compensation and benefit programs, including recommendations related to the performance measures used in our incentive programs. The Committee is under no obligation to implement these recommendations. Executive officers and others may also attend Committee meetings when invited to do so, but the executive officers do not attend when their individual compensation is being discussed.

Other Important Considerations. In addition to the above resources, the Committee strongly considers other factors when making compensation decisions, such as individual experience, individual performance, internal pay equity, development and succession status, and other individual or organizational circumstances, including the current market and business environment. With respect to equity-based awards, the Committee also considers the expense of such awards, the impact on dilution, and the relative value of each element comprising the executive officers’ target total compensation opportunity.

Tally Sheets. The Committee uses tally sheets in its annual executive compensation review to enhance the analytical data used by the Committee to evaluate our executive officer compensation and to provide the Committee with a consolidated source for viewing the aggregate value of all elements of executive compensation. The Committee does not assign a specific weighting to the tally sheets in their overall decision-making process, but uses them to gain additional perspective and as a reference in the decision-making process.

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Compensation Discussion and Analysis

INDIRECT COMPENSATION ELEMENTS

As identified in the table below, the Company provides certain benefits and perquisites (considered indirect compensation elements) that are considered typical within our industry and necessary to attract and retain executive talent. The value of each element of indirect compensation is generally structured to be competitive within our industry.

Indirect Compensation Element		Primary Purpose
Retirement Benefits	• •	Attracts talented executive officers and rewards them for extended service Offers secure and tax-advantaged vehicles for executive officers to save effectively for retirement
Other Benefits (for example, health care, paid time off, disability and life insurance) and Perquisites	• •

Enhances executive welfare and financial security

Provides a competitive package to attract and retain executive talent, but does not constitute a significant part of an executive officer’s compensation

Severance Benefits	• •	Attracts and helps retain executives in a volatile and consolidating industry Provides transitional income following an executive’s involuntary termination of employment

Retirement Benefits

Our executive officers participate in the following retirement and related plans:

Anadarko Employee Savings Plans. The Anadarko Employee Savings Plan (401(k) Plan) is a tax-qualified retirement savings plan that allows participating U.S. employees to contribute up to 30% of eligible compensation, on a before-tax basis or on an after-tax basis (via a Roth or traditional after-tax contribution), into their 401(k) Plan accounts. Eligible compensation includes base salary and AIP bonus payments. Under the 401(k) Plan, we match an amount equal to one dollar for each dollar contributed by participants up to six percent of their total eligible compensation. The 401(k) Plan is subject to applicable IRC limitations regarding participant and Company contributions. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and Personal Wealth Account (PWA) contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to the IRC limitation over amounts that were, in fact, allocated to a participant’s account. For additional details on the Savings Restoration Plan see page 67. Amounts deferred, if any, under the 401(k) Plan and the Savings Restoration Plan (collectively, the Savings Plans) by the NEOs are included, respectively, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. Our matching contributions allocated to the NEOs under the Savings Plans are included in the “All Other Compensation” column of the Summary Compensation Table.

Pension Plans. Anadarko provides funded, tax-qualified retirement benefits for all U.S. employees. Due to IRC limitations that restrict the amount of benefits payable under tax-qualified plans, we also sponsor non-qualified restoration plans that cover the executive officers and certain other employees. The pension plans do not require contributions by participants and a participant becomes vested in his or her benefit at the completion of three years of service as defined in the pension plans. Eligible compensation covered by the pension plans consists of base salary and AIP bonus payments.

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Compensation Discussion and Analysis

Messrs. Walker and Reeves each have supplemental retirement benefits under our non-qualified Retirement Restoration Plan that provide for special service credits of eight years and five years, respectively, if they each remain employed by us until the age of 55. Messrs. Walker and Reeves vested in these benefits in 2012. The service credits are considered applicable service towards our retirement benefit programs, including pension and retiree medical and dental benefits, where applicable. These supplemental retirement benefits were provided to Messrs. Walker and Reeves in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognizes a portion of their prior industry experience and service years which directly benefit us and our stockholders.

The accrued benefits for each of the NEOs, including the benefits related to any special service credits are discussed in the Pension Benefits Table on page 67. The Committee does not intend to grant any additional pension credits to executive officers and has not done so since 2007.

Other Benefits

We provide other benefits such as medical, dental, and vision insurance, flexible spending and health savings accounts, paid time off, payments for certain relocation costs, disability coverage and life insurance to each executive officer. These benefits are also provided to all other eligible U.S.-based employees. Certain employees, including the executive officers, are eligible for participation in the Company’s Management Life Insurance Plan, which provides an additional life insurance benefit of two times base salary, and the Deferred Compensation Plan, which allows participants to voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP bonus payments. Details regarding the Deferred Compensation Plan and participation in the plan by the NEOs are discussed beginning on page 67.

Perquisites

We provide a limited number of perquisites to the executive officers. These perquisites are assessed annually by the Committee as part of the total competitive review. The expenses related to the perquisites are imputed and considered taxable income to the executive officers as applicable. We do not provide any tax gross-ups on these perquisites. The perquisites provided to the executive officers are as follows: financial counseling; tax preparation and estate planning; annual physical exam; personal excess liability insurance; limited personal use of the company aircraft; club memberships; and limited personal use of Company facilities and event venues.

Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. To the extent his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement. The prior year’s aggregate incremental direct operating costs for each aircraft is used to calculate the value of personal usage.

The incremental costs of the various perquisites provided are included in the “All Other Compensation” column of the Summary Compensation Table on page 58 and in the All Other Compensation Table and supporting footnotes following the Summary Compensation Table on page 59.

Severance Benefits

Post-termination and change-of-control severance benefits are typical within our industry. The Company currently provides the severance benefits described below to its executive officers. These plans are an essential component of our executive compensation programs and are necessary to attract and retain executive talent in a highly competitive market, provide continuity of management in the event of an actual or threatened change of control and provide executive officers with the security to make decisions that are in the best long-term interest of the stockholders. On a periodic basis, the

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Compensation Discussion and Analysis

Committee, in consultation with its executive compensation consultant, will review, consider and adjust, as necessary and appropriate, the provisions of post-termination and change-of-control severance benefits provided to executive officers to ensure that such arrangements serve the Company’s interests in retaining key executives, are consistent with market practice and are reasonable.

Officer Severance Plan. Our executive officers are eligible for benefits under the Officer Severance Plan with the exception of Mr. Walker whose severance benefits are included in his Severance Agreement, which is described on page 54. Benefits provided under the Officer Severance Plan may vary depending upon the executive officer’s level within the organization and years of service with us and are made at the discretion of the Committee. Executive officers receiving benefits under the Officer Severance Plan are required to execute an agreement releasing us from any and all claims from any and all kinds of actions arising from the executive officer’s employment with us or the termination of such employment. The typical severance benefits that may be provided for our executive officers following the occurrence of an involuntary termination event (as described on page 69) include the following:

•	a payment equal to two times annual base salary plus one year’s target bonus under our AIP;

•	if provided, a pro-rata bonus under our AIP for the year of termination, which will be payable at the end of the performance period, based on actual Company performance as certified by the Committee;

•	the option to continue existing medical and dental coverage levels at current active employee rates for up to six months;

•	the vesting of some or all unvested restricted stock units and stock options; and

•	a payout, if any, of outstanding performance units, which will be made at the end of the performance period based on actual Company performance results.

Key Employee Change-of-Control Contracts. We have key employee change-of-control contracts with all of our executive officers other than Mr. Walker, whose change-of-control severance benefits are included in his Severance Agreement, which is described on page 54.

If we experience a change of control (as defined on page 69) during the term of the contract, then the contract becomes operative for a specified protection period. These contracts generally provide that the executive officer’s terms of employment (including position, work location, compensation and benefits) will not be adversely changed during the protection period. If we (or any successor in interest) terminate the executive officer’s employment (other than for cause (as defined on page 69), death or disability), the executive officer terminates for good reason (as defined on page 70) during such protection period, or upon certain terminations prior to a change of control or in connection with or in anticipation of a change of control, the executive officer is generally entitled to receive certain payments and benefits. In 2016, no payments were paid under the change-of-control contracts.

In February 2011, the Committee approved changes to the form contracts that reduced the level of post-change-of-control severance benefits under the Key Employee Change-of-Control Contracts, on a prospective basis, for newly appointed and newly hired executive officers who are not otherwise subject to an existing agreement. In November 2016, the Committee determined that the revised contract should be entered into with all newly appointed executive officers, regardless of whether or not they were subject to an existing agreement prior to their appointment as an executive officer. In

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Compensation Discussion and Analysis

addition, the Committee determined that the form contracts should align with the significant provisions of Mr. Walker’s Severance Agreement, including reducing the severance multiple from 2.9 to 2.5 (2016 Key Employee Change-of-Control Contract).

The table below summarizes the general provisions of the contracts with Messrs. Gwin and Reeves that were entered into prior to February 2011 and the 2016 Key Employee Change-of-Control Contracts with Messrs. Ingram and Leyendecker. Mr. Walker’s change-of-control severance benefits are included in his Severance Agreement, which is described on page 54.

Key Employee Change-of-Control Contracts Entered Into Prior to February 2011			2016 Key Employee Change-of-Control Contracts
•	Initial three-year term automatically extended each year unless either party provides notice not to extend	•	Initial two-year term automatically extended each year unless either party provides notice not to extend
•	Modified single-trigger provision(1)	•	Double-trigger provision(2)
•	Three-year protection period	•	Three-year protection period
•	2.9 times base salary plus AIP bonus (based on highest AIP bonus paid over last three years)	•	2.5 times annual base salary plus the higher of target bonus for the year of termination or the average bonus for the last two years
•	Prorated annual bonus (based on highest AIP bonus paid over last three years)	•	Prorated annual bonus (based on the higher of target performance or actual performance)
•	Up to three additional years of matching contributions into the Savings Restoration Plan	•	Up to three additional years of matching contributions into the Savings Restoration Plan
•	Up to three additional years of age and service credits under the Company’s retirement and pension plans	•	Up to three additional years of age and service credits under the Company’s retirement and pension plans
•	Three years continuation of medical, dental, and life insurance benefits	•	Three years continuation of medical, dental, and life insurance benefits
•	Three years of financial planning benefits	•	No continuation of financial planning benefits
•	Excise tax gross-up(3)	•	Best-of-net tax provision (i.e., no tax gross-up by the Company)(4)
•	Outplacement services up to a maximum of $30,000	•	Outplacement services up to a maximum of $30,000
•	Officer is subject to a confidentiality provision	•	Officer is subject to a confidentiality provision

(1)	A good reason provision allowing an executive officer to terminate for any reason during the 30-day period immediately following the first anniversary of a change of control and receive severance benefits.

(2)	Severance payments are made only in the event of both a change of control and the termination of the executive officer’s employment without cause or for good reason during the applicable protection period.

(3)	The executive officer will be entitled to receive a payment in an amount sufficient to make the executive whole for any excise tax on excess parachute payments imposed under IRC Section 4999.

(4)	Requires the Company to either (1) reduce the amount of certain severance benefits otherwise payable so that such severance benefits will not be subject to the tax imposed by IRC Section 4999, or alternatively (2) pay the full amount of severance benefits to the executive officer (but with no tax gross-up), whichever produces the better after-tax result for the executive officer.

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Compensation Discussion and Analysis

As a condition to receipt of change-of-control severance benefits, the executive officer must remain employed by us and provide services commensurate with his or her position until the executive officer is terminated pursuant to the provisions of the contract. The executive officer must also agree to retain in confidence any and all confidential information known to him or her concerning us and our business so long as the information is not otherwise publicly disclosed.

The above descriptions of the Key Employee Change-of-Control Contracts are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

Change of Control — Treatment of Outstanding Unvested Equity Awards. The treatment of unvested outstanding equity awards upon a change of control of Anadarko is prescribed by the applicable plan document under which the awards were granted. The 2012 Omnibus Plan, which governs awards made on or after May 15, 2012, includes a double-trigger provision that provides that, unless otherwise specified in the award agreement, there is only accelerated vesting of awards in the event of both a change of control of the Company and the termination of the participant’s employment without cause or for good reason during the applicable protection period. All equity awards issued under the 2012 Omnibus Plan contain this double-trigger feature.

AGREEMENTS WITH EXECUTIVE OFFICERS

Mr. Walker — Severance Agreement

In connection with Mr. Walker’s appointment to CEO in 2012, the Committee determined that his employment should be continued on an at-will basis. On February 16, 2012, the Company and Mr. Walker entered into a Severance Agreement to combine and restructure certain severance benefits previously provided to him under the Officer Severance Plan and through his key employee change-of-control contract. Effective May 15, 2012, Mr. Walker was no longer eligible to receive benefits under the Officer Severance Plan and waived the severance benefits under his key employee change-of-control contract, thereby reducing the level of change-of-control severance benefits that he was formerly eligible to receive. The general provisions of the Severance Agreement are described in the tables below:

Severance Benefits Outside of a Change of Control
•	Pro-rated annual bonus based on actual performance for the year of termination
•	Two times the sum of his annual base salary and annual target bonus for the year of termination
•	Up to six months continued participation in the Company’s medical and dental care plans at active employee rates and reimbursement for the cost of up to 18 additional months of COBRA continuation coverage

Change-of-Control Severance Benefits
•	Double-trigger provision (requiring both a change-of-control and a termination of employment)
•	Three-year protection period following Change of Control
•	2.5 times annual salary plus the higher of target bonus for the year of termination or the average bonus for the last two years
•	Prorated annual bonus (based on the higher of target performance or actual performance)
•	Up to three additional years of matching contributions into the Savings Restoration Plan
•	Up to three additional years of age and service credits under the Company’s retirement and pension plans

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Compensation Discussion and Analysis

•	Three years continuation of medical, dental, and life insurance benefits
•	Best-of-net tax provision (i.e., no tax gross-up by the Company)
•	Outplacement services up to a maximum of $30,000
•	Subject to a confidentiality provision

Mr. Ingram — Retention Agreement

When Mr. Ingram began employment with the Company on November 1, 2015, he entered into a retention agreement (Retention Agreement) with the Company as part of his employment package. The Compensation Committee determined that the Retention Agreement was necessary to ensure retention of Mr. Ingram’s services and leadership during a critical period of the Company’s LNG development project in Mozambique, especially since competition for talented executive leadership in the LNG industry is highly competitive. Under the terms of the agreement, Mr. Ingram received a cash retention award of $800,000, less applicable taxes, payable in two equal installments. The first installment was paid in November 2016. The second installment is due on November 1, 2017 provided Mr. Ingram remains with the Company through such date. As set forth in the terms of the Retention Agreement, if Mr. Ingram’s employment is terminated prior to November 1, 2017 due to death, disability, Involuntary Termination by the Company (as defined in the Retention Agreement), or a termination that entitles him to receive benefits under his Key Employee Change of Control Contract, then he will receive the unpaid portion of the retention award within 60 days following his termination. If Mr. Ingram’s employment terminates for any other reason prior to November 1, 2017, he will forfeit the remaining balance of the cash retention payment. Mr. Ingram will continue to be subject to confidentiality and non-solicitation provisions following a termination of employment, as provided in the Retention Agreement.

The above descriptions of Mr. Walker’s Severance Agreement and Mr. Ingram’s Retention Agreement are not a full summary of all of the terms and conditions of these agreements and are qualified in their entirety by the full text of the agreements, which are on file with the SEC.

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENTS

We have entered into indemnification agreements with our directors and certain executive officers, in part to enable us to attract and retain qualified directors and executive officers. These agreements require us, among other things, to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses for proceedings for which they may be indemnified, and to cover such person under any directors’ and officers’ liability insurance policy that we may maintain from time to time. These agreements are intended to provide indemnification rights to the fullest extent permitted under applicable Delaware law and are in addition to any other rights our directors and executive officers may have under our Restated Certificate of Incorporation, By-Laws and applicable law.

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Compensation Discussion and Analysis

STOCK OWNERSHIP GUIDELINES

We have maintained stock ownership guidelines for executive officers since 1993 with the goal of promoting equity ownership and aligning our executive officers’ interests with those of our stockholders. These guidelines must be met within three years after becoming subject to them. Currently, all of our executive officers either meet or exceed their specified guidelines. The ownership guidelines are currently established at the following minimum levels:

Position	Guideline	Meets Ownership Requirement as of 12/31/2016?
Chief Executive Officer	6 x base salary	Yes
Executive Vice Presidents	3 x base salary	Yes

The Committee reviews the stock ownership levels annually. In determining stock ownership levels, we include shares of common stock held directly by the officer (including shares beneficially owned in a trust, by a limited liability company or partnership, and by a spouse and/or minor children, unless the officer expressly disclaims beneficial ownership of such shares); shares of common stock held indirectly through the Anadarko Employee Savings Plan; deferred share balances resulting from an investment in the Company Stock Fund as defined in the Anadarko Petroleum Corporation Deferred Compensation Plan provided such balance is payable in shares; and unvested restricted stock and restricted stock units. For those officers of Anadarko who are also officers of WES and/or WGP, any WES and/or WGP equity they own is also included in the calculation to determine their compliance. Outstanding performance units and unexercised stock options are not included. If an officer does not satisfy the stock ownership requirements, he or she must retain all shares acquired on the vesting of equity awards or the exercise of stock options (net of exercise costs and taxes) until compliance is achieved. Because of our robust ownership levels, other than as described above we do not maintain separate holding requirements for our equity awards.

CLAWBACK POLICY

All awards granted under Anadarko’s 2012 Omnibus Plan are conditioned on repayment or forfeiture in accordance with applicable laws, Company policy, and any relevant provisions in the related award agreement. Each award agreement under the 2012 Omnibus Plan specifically provides that the awards are subject to forfeiture or repayment if the Company is required to prepare an accounting restatement due to material noncompliance of the Company with applicable rules as a result of misconduct. In addition, the 2012 Omnibus Plan provides that the Committee may specify in an award agreement or otherwise that a recipient’s rights, payment, and benefits with respect to the award shall be reduced, cancelled, forfeited or recouped upon the occurrence of certain specified events, including termination of employment for cause, violations of material Company policies, or other conduct by the recipient that is detrimental to the business or reputation of the Company.

REGULATORY REQUIREMENTS

Together with the Committee, the Company carefully reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

Section 162(m) of the IRC limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain NEOs, unless the compensation is performance-based as defined under federal tax laws. The Committee reviews and considers the deductibility of our executive compensation programs; however, the Committee believes it is important to provide

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Compensation Discussion and Analysis

compensation that is not fully deductible when necessary to retain and motivate certain executive officers and when it is in the best interest of the Company and our stockholders.

The benefits payable under non-qualified plans for our executive officers and directors are unsecured obligations to pay. Assets to pay these benefits may be held under the Company’s Benefits Trust, which is subject to the claims of the general creditors of the Company.

CONCLUSION

We believe our executive compensation programs, together with the Committee’s oversight, are designed to pay for performance and enable us to attract, retain and motivate a strong leadership team. The programs provide executive officers with the necessary motivation to maximize the long-term operational and financial performance of the Company, while using sound financial controls and maintaining high standards of integrity. Especially in these complex and volatile times, we believe our executive compensation programs continue to align the executive officers’ interest, as well as the value they may ultimately realize, with the interests and returns of our stockholders.

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Executive Compensation

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation for the fiscal years ended December 31, 2016, and, if the individual was an NEO for the applicable fiscal year, for the fiscal years ended December 31, 2015, and 2014 for our CEO, our Chief Financial Officer (CFO) and our three highest paid executive officers other than our CEO and CFO:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
R. A. Walker	2016	1,300,000	0		8,362,171		2,828,445	2,670,200	3,019,011	470,425	18,650,252
Chairman, President	2015	1,350,000	0		8,321,429		2,794,960	1,930,500	2,200,242	487,251	17,084,382
and Chief	2014	1,300,000	0		8,317,674		2,779,856	2,551,900	5,205,613	565,144	20,720,187
Executive Officer
Robert G. Gwin	2016	750,000	0		3,352,460		1,133,936	1,125,750	929,080	192,813	7,484,039
EVP, Finance and Chief	2015	778,846	0		3,336,853		1,120,768	813,894	20,204	216,505	6,287,070
Financial Officer	2014	750,000	0		3,320,425		1,109,704	1,075,875	740,102	223,255	7,219,361
Mitchell W. Ingram EVP, Global LNG	2016	625,000	400,000	(6)	4,536,040	(7)	1,133,936	938,150	47,687	304,060	7,984,873
Robert K. Reeves	2016	700,000	0		2,614,161		884,209	1,050,700	1,265,737	121,004	6,635,811
EVP, Law and Chief	2015	726,923	0		2,601,996		873,946	759,635	265,865	154,315	5,382,680
Administrative Officer	2014	700,000	0		2,599,174		868,621	1,004,150	1,433,125	179,368	6,784,438
Ernest A. Leyendecker EVP, International and Deepwater Exploration	2016	473,654	0		1,883,405		637,048	637,550	698,025	71,694	4,401,376

(1)	As part of its annual review of executive compensation in November 2016, the Committee determined that no changes should be made to the base salaries for the NEOs. The amounts reflected in this column for 2015 include a total of 27 pay periods, rather than the usual 26, as a result of the Company’s payroll schedule for 2015. In most years, paying a bi-weekly pay schedule results in 26 pay periods. However, every 11 years, a 27th pay period occurs. The reported value in 2016 does not represent a change in base salary for any of the NEOs. Mr. Leyendecker’s amount represents salary earned prior to and upon his appointment as executive vice president in August 2016.

(2)	The amounts included in these columns represent the aggregate grant date fair value of the awards granted to NEOs in 2016 computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The value ultimately realized by the NEOs upon the actual vesting of the award(s) or the exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of valuation assumptions, see Note 21 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2016. The values in the “Stock Awards” column represent the grant date fair values for both restricted stock unit and performance unit awards. The performance unit awards are subject to market conditions and have been valued based on the probable outcome of the market conditions as of the grant date.

(3)	The amounts in this column reflect the incentive cash bonus awards for 2016 that were determined by the Compensation Committee and paid out in February 2017 pursuant to the Company’s AIP. These awards are discussed in further detail beginning on page 39.

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Executive Compensation

(4)	The amounts in this column reflect the annual aggregate change in the actuarial present value of each NEO’s accumulated benefit, expressed as a lump sum, under the Company’s pension plans described in more detail beginning on page 63. The amounts reported in this column are not a current cash payment but represent the year-over-year change in the value of the NEO’s pension based on specified interest and discount rate assumptions for each year and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. As of December 31, 2016, Mr. Ingram was not vested in his PWA balance. The actual value of the pension will be determined at the time each NEO retires from the Company. The Company’s Deferred Compensation Plan does not provide for above-market or preferential earnings so no such amounts are included.

(5)	The amounts shown in this column are described further in the All Other Compensation Table below.

(6)	The $400,000 reflected in the “Bonus” column for Mr. Ingram in 2016 is a cash retention award paid to him as part of his Retention Agreement entered into on November 1, 2015. The details of this agreement are discussed on page 55.

(7)	This column includes the performance unit grant awarded to Mr. Ingram in February 2016, in addition to the annual grant he received in November 2016. Since Mr. Ingram was not employed with the Company in October 2015 and did not receive an annual long-term incentive award at the same time as the other NEOs, he received two performance unit awards in 2016. Details are provided in the Grants of Plan-Based Awards in 2016 Table.

All Other Compensation Table for 2016

The following table describes each component of the “All Other Compensation” column for the fiscal year ended December 31, 2016 in the Summary Compensation Table:

Name	Personal Use of Aircraft ($)(1)	Payments by the Company to Employee 401(k) Plan and Savings Restoration Plan ($)	Club Membership Dues ($)(2)	Financial/ Tax/Estate Planning ($)	Excess Liability Insurance ($)	Other ($)(3)	Totals ($)
R. A. Walker(4)	241,969	193,830	30,910	2,035	1,681	0	470,425
Robert G. Gwin	36,951	93,834	44,922	15,425	1,681	0	192,813
Mitchell W. Ingram	0	73,804	12,377	27,992	1,681	188,206	304,060
Robert K. Reeves	20,082	87,578	7,933	3,730	1,681	0	121,004
Ernest A. Leyendecker	0	54,588	0	15,425	1,681	0	71,694

(1)	The amount reported above reflects the value of personal aircraft use for 2016. The value of personal aircraft use is based on the Company’s aggregate incremental direct operating costs, including cost of fuel, maintenance, landing and ramp fees, and other miscellaneous trip-related variable costs. Because the Company’s aircraft are used predominantly for business purposes, fixed costs, which do not change based on use of the aircraft, are excluded. The value of travel to board meetings for companies other than Anadarko or its affiliates and civic organizations for which the NEOs serve as directors is considered personal use and is included in the amount reported above. Compensation is imputed for personal use of our aircraft by the NEOs and their guests.

(2)	The amounts disclosed represent the payment of club membership fees. For those clubs not used exclusively for business, the entire amount has been included, although we believe that only a portion of this cost represents a perquisite.

(3)	The amount for Mr. Ingram represents reimbursements for the cost of relocation assistance with associated gross-up payments in the amount of $183,207 and an executive physical in the amount of $4,999. The relocation assistance and associated gross-up payments were in accordance with the general relocation policy provided to employees.

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Executive Compensation

(4)	Mr. Walker has a personal usage limit of up to $300,000 that allows him to use Company aircraft for a limited amount of personal travel. To the extent his usage exceeds such amount, he is required to reimburse the Company pursuant to a time-sharing agreement.

GRANTS OF PLAN-BASED AWARDS IN 2016

The Grants of Plan-Based Awards Table sets forth information concerning annual incentive awards, performance units, stock options, and restricted stock units granted or modified during 2016 for each of the NEOs as described below.

Non-Equity Incentive Plan Awards (AIP). Values disclosed reflect the estimated cash payouts under the Company’s AIP, as discussed beginning on page 39, based on actual salaries earned in 2016. If threshold levels of performance are not met, the payout can be zero. If maximum levels of performance are achieved, the payout can be 200% of each NEO’s target. The amounts actually paid to the NEOs for 2016 are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Equity Incentive Plan Awards (PU). Awards reported reflect performance units, as discussed beginning on page 44, which are denominated as an equivalent of one share of Company common stock and, if earned, are paid in cash. Executive officers may earn from 0% to 200% of the targeted award based on the Company’s relative TSR performance against a specified peer group over a three-year performance period. The threshold value reported represents the lowest earned amount, other than zero, based on a defined payout scale. Executive officers do not have voting rights with respect to performance units, and unless after a change of control the award has been converted into restricted stock units of the surviving company, no dividend equivalents are paid on the awards.

Stock Awards (RSU). Awards reported reflect restricted stock unit awards that vest pro-rata annually over three years, beginning with the first anniversary of the grant date. Dividend equivalents are reinvested in shares of the Company’s common stock and paid upon the applicable vesting of the underlying award. Awards are eligible to be voluntarily deferred.

Stock option awards (NQSO). Stock options vest pro-rata annually over three years, beginning with the first anniversary of the date of grant and have a term of seven years. The exercise price is not less than the market price on the date of grant and repricing of stock options to a lower exercise price is prohibited, unless approved by stockholders.

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Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
R. A. Walker
AIP		—	1,690,000	3,380,000	—	—	—	—	—	—	—
PU	11/10/2016	—	—	—	31,754	79,385	158,770	—	—	—	5,587,116
RSU	11/10/2016	—	—	—	—	—	—	44,853	—	—	2,775,055
NQSO	11/10/2016	—	—	—	—	—	—	—	136,661	61.87	2,828,445
Robert G. Gwin
AIP		—	712,500	1,425,000	—	—	—	—	—	—	—
PU	11/10/2016	—	—	—	12,730	31,826	63,652	—	—	—	2,239,914
RSU	11/10/2016	—	—	—	—	—	—	17,982	—	—	1,112,546
NQSO	11/10/2016	—	—	—	—	—	—	—	54,788	61.87	1,133,936
Mitchell W. Ingram
AIP		—	593,750	1,187,500	—	—	—	—	—	—	—
PU	11/10/2016	—	—	—	12,730	31,826	63,652	—	—	—	2,239,914
PU	02/08/2016	—	—	—	12,400	31,000	62,000	—	—	—	1,183,580
RSU	11/10/2016	—	—	—	—	—	—	17,982	—	—	1,112,546
NQSO	11/10/2016	—	—	—	—	—	—	—	54,788	61.87	1,133,936
Robert K. Reeves
AIP		—	665,000	1,330,000	—	—	—	—	—	—	—
PU	11/10/2016	—	—	—	9,927	24,817	49,634	—	—	—	1,746,620
RSU	11/10/2016	—	—	—	—	—	—	14,022	—	—	867,541
NQSO	11/10/2016	—	—	—	—	—	—	—	42,722	61.87	884,209
Ernest A. Leyendecker
AIP		—	403,506	807,012	—	—	—	—	—	—	—
PU	11/10/2016	—	—	—	7,152	17,880	35,760	—	—	—	1,258,394
RSU	11/10/2016	—	—	—	—	—	—	10,102	—	—	625,011
NQSO	11/10/2016	—	—	—	—	—	—	—	30,780	61.87	637,048

(1)	Unless otherwise noted, the amounts in this column reflect the aggregate grant date fair value of awards made to NEOs in 2016 computed in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. For a discussion of the valuation assumptions, see Note 21 — Share-Based Compensation of the Notes to Consolidated Financial Statements included under Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2016.

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Executive Compensation

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2016

The following table reflects outstanding stock option awards and unvested and unearned stock awards (both time-based and performance-contingent) as of December 31, 2016, assuming a market value of $69.73 per share (the closing stock price of the Company’s common stock on December 30, 2016).

		Option Awards(1)				Stock Awards
								Equity Incentive Plan Awards
						Restricted Stock/Units(2)		Performance Units(3)
						Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)
		Number of Securities Underlying Unexercised Options		Option Exercise Price($)	Option Expiration Date
Name	Grant Date	Exercisable(#)	Unexercisable(#)
R. A. Walker	11/09/2010	85,189	0	63.34	11/09/2017
	11/08/2011	87,076	0	83.95	11/08/2018
	05/15/2012	52,511	0	66.38	05/15/2019
	11/05/2012	169,600	0	70.70	11/05/2019
	11/06/2013	148,378	0	92.02	11/06/2020			28,159	1,963,527
	11/06/2014	78,670	39,335	93.51	11/06/2021	10,066	701,902	55,606	3,877,406
	10/26/2015	51,539	103,076	69.00	10/26/2022	27,041	1,885,569	77,548	5,407,422
	11/10/2016	0	136,661	61.87	11/10/2023	44,884	3,129,761	79,385	5,535,516
Robert G. Gwin	11/09/2010	54,256	0	63.34	11/09/2017
	11/08/2011	52,196	0	83.95	11/08/2018
	11/05/2012	60,447	0	70.70	11/05/2019
	11/06/2013	59,232	0	92.02	11/06/2020			11,241	783,835
	11/06/2014	31,405	15,702	93.51	11/06/2021	4,018	280,175	22,198	1,547,867
	10/26/2015	20,667	41,333	69.00	10/26/2022	10,843	756,082	31,096	2,168,324
	11/10/2016	0	54,788	61.87	11/10/2023	17,994	1,254,722	31,826	2,219,227
Mitchell W. Ingram	11/01/2015					40,223	2,804,750
	02/08/2016							31,000	2,161,630
	11/10/2016	0	54,788	61.87	11/10/2023	17,994	1,254,722	31,826	2,219,227
Robert K. Reeves	11/09/2010	42,469	0	63.34	11/09/2017
	11/08/2011	40,856	0	83.95	11/08/2018
	11/05/2012	47,316	0	70.70	11/05/2019
	11/06/2013	46,363	0	92.02	11/06/2020			8,799	613,554
	11/06/2014	24,582	12,291	93.51	11/06/2021	3,145	219,301	17,376	1,211,628
	10/26/2015	16,116	32,230	69.00	10/26/2022	8,456	589,637	24,248	1,690,813
	11/10/2016	0	42,722	61.87	11/10/2023	14,031	978,382	24,817	1,730,489
Ernest A. Leyendecker	03/05/2010	3,025	0	72.11	03/05/2017
	05/03/2010	5,803	0	64.03	05/03/2017
	11/09/2010	13,059	0	63.34	11/09/2017
	11/08/2011	13,397	0	83.95	11/08/2018
	11/05/2012	18,502	0	70.70	11/05/2019
	11/06/2013	18,847	0	92.02	11/06/2020			3,578	249,494
	11/06/2014	14,965	7,483	93.51	11/06/2021	1,368	95,391	6,045	421,518
	10/26/2015	10,403	20,806	69.00	10/26/2022	3,899	271,877	8,945	623,735
	11/10/2016	0	30,780	61.87	11/10/2023	10,109	704,901	17,880	1,246,772

(1)	Stock options have a 7-year term and will vest ratably over three years in equal installments on the first, second, and third anniversaries of the date of grant. Stock options awards do not accrue dividends or dividend equivalents.

(2)	The restricted stock units will vest pro-rata annually over three years, beginning with the first anniversary of the grant date. At the end of each Vesting Period, unless deferred, the number of restricted stock units that vest are converted into shares of unrestricted Common Stock, less applicable withholding taxes. The shares reflected in these columns include dividend equivalents, which are accrued and reinvested in additional shares of Common Stock and paid upon the applicable vesting of the underlying award, less applicable withholding taxes.

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(3)	The number of outstanding units and the estimated payout percentages disclosed for each award are calculated based on our relative performance ranking as of December 31, 2016 and are not necessarily indicative of what the payout percent earned will be at the end of the specified performance period. The relative performance rankings as of December 31, 2016 were: 128% for the 2013 grant, 100% for the 2014 grant, and 100% for the 2015 grant. For awards that were granted in 2016 with performance periods beginning in 2017, target payout has been assumed.

OPTION EXERCISES AND STOCK VESTED IN 2016

The following table provides information about the aggregate dollar value realized during 2016 by the NEOs for Anadarko awards, including option exercises, vesting of restricted stock units and performance unit payouts.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(1)
R. A. Walker	0	0	66,470	3,172,940
Robert G. Gwin(3)	66,200	198,600	26,032	1,249,450
Mitchell W. Ingram	0	0	20,097	1,204,815
Robert K. Reeves	0	0	20,360	976,982
Ernest A. Leyendecker	0	0	8,543	414,548

(1)	The value realized reflects the taxable value to the NEO as of the date of the option exercise, vesting of restricted stock units, or payment of performance unit awards.

(2)	The numbers disclosed include restricted stock units and performance unit awards paid in shares and cash, respectively, for which restrictions lapsed during 2016.

(3)	Mr. Gwin’s value includes the exercise of expiring stock options purchased with shares of Company common stock previously held by Mr. Gwin. On February 29, 2016, Mr. Gwin transferred 63,161 shares of Company common stock to the Company (based on the applicable stock price of $37.95) as consideration for the exercise price and applicable tax withholding.

PENSION BENEFITS FOR 2016

The Company maintains the Anadarko Retirement Plan (the APC Retirement Plan) and the Kerr-McGee Corporation Retirement Plan (the KMG Retirement Plan), both of which are funded tax-qualified defined benefit pension plans. In addition, the Company maintains the Anadarko Retirement Restoration Plan, or the APC Retirement Restoration Plan, and the Kerr-McGee Benefits Restoration Plan, or the KMG Restoration Plan, both of which are unfunded, non-qualified pension benefit plans that are designed to provide for supplementary pension benefits due to limitations imposed by the IRC that restrict the amount of benefits payable under tax-qualified plans.

APC Retirement Plan and APC Retirement Restoration Plan

The APC Retirement Plan covers all U.S.-based Anadarko employees, except for legacy Kerr-McGee employees. The APC Retirement Restoration Plan covers certain U.S.-based Anadarko employees, except for legacy Kerr-McGee employees, who are affected by certain IRC limitations.

For those employees hired prior to January 1, 2007, which includes all of the NEOs (except for Mr. Leyedencker, who participates in the KMG Retirement Plan and the KMG Restoration Plan, and Mr. Ingram, who was hired in November 2015), benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment with the Company.

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Executive Compensation

The APC Retirement Plan and the APC Retirement Restoration Plan (collectively, APC Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the APC Retirement Plans consists of base salary and payments under the AIP. The maximum amount of compensation for 2016 that may be considered in calculating benefits under the APC Retirement Plan was $265,000 due to the annual IRC limitation. Compensation in excess of $265,000 was recognized in determining benefits payable under the APC Retirement Restoration Plan.

For employees hired prior to January 1, 2007, benefits under the APC Retirement Plans are calculated as a life-only annuity (meaning that benefits end upon the participant’s death) and are equal to the sum of the following:

•	1.4% x average compensation x years of service with the Company; plus

•	0.4% x (average compensation - covered compensation) x years of service with the Company (limited to 35 years).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 55. Employees may choose to receive their benefits under several different forms provided under the APC Retirement Plan. Employees receive their benefits from the APC Retirement Restoration Plan in the form of a lump-sum payment.

As of December 31, 2016, Messrs. Walker and Reeves were the only NEOs eligible for early retirement under the APC Retirement Plans. Early retirement benefits are calculated using the formula described above; however, the value is multiplied by an early retirement reduction factor as follows:

Age	Early Retirement Factor
62 and older	100%
61	97%
60	94%
59	91%
58	88%
57	85%
56	82%
55	79%

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Executive Compensation

For employees hired on or after January 1, 2007, such as Mr. Ingram, benefits under the APC Retirement Plans are calculated as a Retirement Income benefit. An employee becomes vested in his or her benefit at the completion of three years of service. Mr. Ingram, who was hired in November 2015, is not yet vested in his benefits under the APC Retirement Plan. The PWA is an Anadarko Retirement Plan benefit program that consists of company contributions to a notional account based on age and length of service, plus weekly interest credits. The current pay credits provided under the PWA (expressed as a percentage of eligible compensation) are as follows:

Points	Pay Credit
80 or more	13%
70	11%
60	9%
50	7%
40	6%
Less than 40	5%

A participant is also entitled to interest credits, which are applied weekly, at an interest rate that is equal to the annual effective rate of the variable interest rate; however, the annual interest credit will never be less than a 3.24% annual rate, unless a lower rate is required to comply with any requirement that the rate of interest be reasonable or market rate, or unless the minimum interest rate is otherwise impermissible by law.

KMG Retirement Plan and KMG Restoration Plan

The KMG Retirement Plan covers all U.S.-based, legacy Kerr-McGee employees who have not incurred a break in service of greater than one year since the date Kerr-McGee was acquired by Anadarko. The KMG Restoration Plan covers certain legacy Kerr-McGee U.S.-based employees that are affected by the IRC limitations. Mr. Leyendecker is the only NEO who participates in the KMG Retirement Plan and the KMG Restoration Plan. Benefits under these plans are based upon the employee’s years of service and the average monthly earnings during the 36 highest paid consecutive months of the last 120 months of employment.

The KMG Retirement Plan and the KMG Restoration Plan (collectively, KMG Retirement Plans) do not require contributions by employees. An employee becomes vested in his or her benefit at the completion of three years of service. Compensation covered by the KMG Retirement Plans includes base salary and payments under the AIP. The maximum amount of compensation for 2016 that may be considered in calculating benefits under the KMG Retirement Plan was $265,000 due to the annual IRC limitation. Compensation in excess of $265,000 was recognized in determining benefits payable under the KMG Restoration Plan.

Benefits under the KMG Retirement Plans are calculated as a life-only annuity for single participants, and a joint and 50% contingent annuity for married participants who are eligible for retirement. Benefits under this plan are equal to the sum of Part A and Part B:

Part A:

•	1.1% x average compensation x years of service prior to March 1, 1999; plus

•	0.5% x (average compensation - covered compensation) x years of service prior to March 1, 1999 (limited to 35 years).

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Executive Compensation

Part B:

•	1.667% x average compensation x years of service on or after March 1, 1999 (limited to 30 years); plus

•	0.75% x average compensation x years of service on or after March 1, 1999 in excess of 30 years; less

•	1% x primary Social Security benefit x years of service on or after March 1, 1999 as of age 65 (limited to 30 years) x (years of service on or after March 1, 1999 divided by years of service on or after March 1, 1999 at age 65).

Covered compensation is the average (without indexing) of the Social Security taxable wage base during the 35-year period ending with the last day of the year in which an individual reaches Social Security retirement age. Benefits are calculated based on a normal retirement age of 65; however, employees may receive a reduced early retirement benefit as early as age 52. Employees may choose to receive their benefits under several different forms provided under the KMG Retirement Plan. Employees receive their benefits from the KMG Restoration Plan in the form of a lump-sum payment.

Mr. Leyendecker is eligible for early retirement under the KMG Retirement Plan. Early retirement benefits under the KMG Retirement Plans are calculated using the formula described above, however, the value is multiplied by an early retirement reduction factor as follows:

	First Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned Before March 1, 1999)		Second Formula Percentage of Normal Retirement Age Benefit Payable (Age Reductions for Benefits Earned On or After March 1, 1999)
Age Benefit Payments Start	Part A	Part B
62 and older	100%	100%	100%
61	100%	95%	100%
60	100%	90%	100%
59	95%	85%	95%
58	90%	80%	90%
57	85%	75%	85%
56	80%	67.5%	80%
55	75%	60%	75%
54	70%	55%	70%
53	65%	50%	65%
52	60%	45%	60%

The present values provided in the table below are based on the pension benefits accrued through December 31, 2016, assuming that such benefit is paid in the same form as reflected in the accounting valuation. The benefits are assumed to commence at the specified plan’s earliest unreduced retirement age, which is age 62 for those NEOs under the APC Retirement Plans and age 60 for Mr. Leyendecker under the KMG Retirement Plans. All pre-retirement decrements such as pre-retirement mortality and terminations have been ignored for the purposes of these calculations. The interest rate used for discounting payments back to December 31, 2016, is 4.11% in the APC Retirement Restoration Plan and 4.20% in the APC Retirement Plan; and 4.06% in both the KMG Restoration Plan and the KMG Retirement Plan, consistent with the discount rates used in the accounting valuation. The long-term

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Executive Compensation

interest rate used for converting the benefit to a lump-sum form of payment is set at 100 basis points less than the discount rate, but not less than the most recently published 30-year Treasury rate. The interest rates used for calculating the values below are 3.11% in the APC Retirement Restoration Plan and 3.20% in the APC Retirement Plan; and 3.11% in both the KMG Restoration Plan and the KMG Retirement Plan.

PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2016 ($)
R. A. Walker(1)	APC Retirement Plan	11.000	663,634	0
	APC Retirement Restoration Plan	19.000	17,819,068	0
Robert G. Gwin	APC Retirement Plan	11.000	508,173	0
	APC Retirement Restoration Plan	11.000	3,268,327	0
Mitchell W. Ingram(2)	APC Retirement Plan	1.167	22,755	0
	APC Retirement Restoration Plan	1.167	31,700	0
Robert K. Reeves(1)	APC Retirement Plan	13.000	757,861	0
	APC Retirement Restoration Plan	18.000	6,682,199	0
Ernest A. Leyendecker	KMG Retirement Plan	14.500	897,619	0
	KMG Restoration Plan	14.500	2,778,223	0

(1)	The value of Messrs. Walker’s and Reeves’s APC Retirement Restoration benefit in the table includes the effect of the additional pension service credits equal to eight and five years of credited service, respectively, provided in 2007 to recognize that they were mid-career hires that we would like to retain for the remainder of their careers. Providing them additional service credits recognized a portion of their prior industry and service years, which directly benefits us and our stockholders. Messrs. Walker and Reeves vested in these additional pension service credits on February 20, 2012 and December 12, 2012, respectively. Messrs. Walker’s and Reeves’s total pension values as of December 31, 2016, excluding these additional pension service credits are $10,697,370 and $5,370,856, respectively.

(2)	Mr. Ingram was not vested in the PWA as of December 31, 2016.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2016

The Company maintains a Deferred Compensation Plan for certain employees, including the NEOs. Under this Plan, certain employees may voluntarily defer receipt of up to 75% of their salary and/or up to 100% of their AIP payments. The Company does not match these deferred amounts. In general, deferred amounts are distributed to the participant upon separation from service or at a specific date as elected by the participant. At the time deferral elections are made, participants also elect to receive their distributions in either lump-sum or annual installments not exceeding 15 years.

Due to IRC limitations that restrict the amount of benefits payable under the tax-qualified 401(k) Plan, the Company sponsors a non-qualified Savings Restoration Plan. The Savings Restoration Plan accrues a benefit equal to the excess, if any, of Company matching and PWA contributions that would have been allocated to a participant’s 401(k) Plan account each year without regard to IRC limitations over amounts that were, in fact, allocated to a participant’s account. After a participant reaches the IRC limitations under the 401(k) Plan, the Company makes contributions on their behalf up to the six-percent match on eligible compensation they would have otherwise been entitled to receive under the 401(k) Plan and, if applicable, an additional four percent of eligible compensation for PWA participants. Eligible compensation includes base salary and AIP bonus payments. In general, deferred amounts are distributed to the participant in lump-sum upon separation from service.

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Executive Compensation

Both the Deferred Compensation Plan and the Savings Restoration Plan permit participants to allocate the deferred amounts among a group of notional accounts that mirror the gains and/or losses of various investment funds provided in the 401(k) Plan (but excluding the Company stock fund). These notional accounts do not provide for above-market or preferential earnings. Each participant directs investments of the individual accounts set up for the participant under the plans and may make changes in the investments as often as daily. Since each executive officer chooses the investment vehicle or vehicles (including a selection of funds ranging from fixed income to emerging markets, as well as other equity, debt and mixed investment strategies in between) and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment fund performed during the time the executive officer chose it as an investment vehicle. The aggregate performance of such investment is reflected in the “Aggregate Earnings/Losses in 2016” column.

Executive officers were given the opportunity to make voluntary deferral elections for all of their annual restricted stock unit and performance unit awards granted under the Company’s 1999 Stock Incentive Plan and the 2008 and 2012 Omnibus Plans. Any earnings and/or losses attributable to the deferred shares otherwise payable under these awards are based on the performance of the Company’s stock over the deferral period. In general, deferred awards are distributed to the participant, in the form of Company common stock or cash, as designated by the Compensation Committee at the time of grant, upon termination or at a specific date as elected by the participant. The Company does not subsidize or match any deferrals of compensation into these plans.

Name	Executive Contributions in 2016 ($)	Company Contributions in 2016 ($)	Aggregate Earnings/(Losses) in 2016 ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at End of 2016 ($)
R. A. Walker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	184,830	119,466	0	1,818,845
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0
Robert G. Gwin
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	88,641	213,008	0	1,209,355
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0
Mitchell W. Ingram
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	47,304	1,512	0	48,816
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0
Robert K. Reeves
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	82,732	68,541	0	1,116,726
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0
Ernest A. Leyendecker
Deferred Compensation Plan	0	0	0	0	0
Savings Restoration Plan(1)	0	51,681	26,061	0	344,185
1999 Stock Incentive Plan	0	0	0	0	0
2008 Omnibus Plan	0	0	0	0	0
2012 Omnibus Plan	0	0	0	0	0

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Executive Compensation

(1)	Company contributions in the Savings Restoration Plan are reported in the Summary Compensation Table for each of the NEOs under the “All Other Compensation” column for the fiscal year 2016. The Savings Restoration Plan Aggregate Balance includes amounts reported in the “All Other Compensation” column of the Summary Compensation Table for 2016 as well as amounts previously reported in prior Summary Compensation Tables. The amounts disclosed in the Summary Compensation Table, both as currently and previously reported, for each NEO are as follows: Mr. Walker — $1,421,153; Mr. Gwin — $661,067; Mr. Ingram — $47,304; Mr. Reeves — $667,746; and Mr. Leyendecker — $51,681.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following tables reflect potential payments to our NEOs under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change of control or termination of employment of each NEO, assuming a termination date of December 31, 2016, and, where applicable, using the closing price of our common stock of $69.73 (as reported on the NYSE as of December 30, 2016).

The following are general definitions that apply to the termination scenarios detailed below. These definitions have been summarized and are qualified in their entirety by the full text of the applicable plans or agreements to which our NEOs are parties.

Involuntary Termination is generally defined as any termination that does not result from the following termination events: resignation; retirement; for cause; death; qualifying disability; extended leave of absence; continued failure to perform duties or responsibilities; a termination in connection with any corporate sale transaction where continued employment is available; or a termination if the NEO is eligible to receive benefits from a Key Employee Change-of-Control Contract, or under an employment or severance agreement.

For Cause is generally defined as the following:

•	the willful and continued failure of the executive officer to perform substantially the executive officer’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) or material breach of any material provision in an employment agreement (if applicable), after written demand for substantial performance is delivered to the executive officer by the Board or the CEO of the Company which specifically identifies the manner in which the Board or CEO believes that the executive officer has not substantially performed the executive officer’s duties; or

•	the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

A Change of Control is generally defined as any one of the following occurrences:

•	any individual, entity or group acquires beneficial ownership of 20% or more of either the outstanding shares of our common stock or our combined voting power;

•	individuals who constitute the Board (as of the date of either a given change-of-control contract or an award agreement under our equity plans, as applicable) cease to constitute a majority of the Board, provided that an individual whose election or nomination as a director is approved by a vote of at least a majority of the directors as of the date of either the change-of-control contract or an award agreement under our equity plans, as applicable, will be deemed a member of the incumbent Board;

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Executive Compensation

•	a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of assets of another entity, unless following the business combination,

–	all or substantially all of the beneficial owners of our outstanding common stock prior to the business combination own more than 60% of the outstanding common stock of the corporation resulting from the business combination;

–	no person, entity or group owns 20% or more of the outstanding voting securities of the corporation resulting from the business combination; and

–	at least a majority of the board of the corporation resulting from the business combination were members of our Board prior to the business combination; or

•	approval by our stockholders of our complete liquidation or dissolution.

Good Reason is generally defined as any one of the following occurrences within three years of a Change of Control:

•	diminution in the executive officer’s position, authority, duties or responsibilities that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•	any failure by the Company to provide compensation to the executive officer at levels that were effective immediately prior to the Change of Control, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the executive officer;

•	any material change in the location, as defined in the applicable agreement, where the executive officer was employed immediately preceding the Change of Control, or the Company requiring the executive officer to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control;

•	any termination by the executive officer for any reason during the 30-day period immediately following the first anniversary of a Change of Control (such occurrence is not part of the good reason definition under Mr. Walker’s Severance Agreement or under the Key Employee Change of Control Contracts with Messrs. Ingram and Leyendecker);

•	any purported termination by the Company of the executive officer’s employment otherwise than as expressly permitted in their Change-of-Control, Employment or Severance Agreement; or

•	any failure by the Company to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume the terms provided in the executive officer’s Change-of-Control or Employment or Severance Agreement.

In February 2011, the Compensation Committee eliminated on a prospective basis the Good Reason provision allowing an executive officer to terminate for any reason during the 30-day period immediately following the first anniversary of a Change of Control for all key employee change-of-control contracts executed with any newly appointed and/or newly hired senior executive

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Executive Compensation

officers who are not otherwise subject to an existing agreement. Mr. Walker’s Severance Agreement and the Key Employee Change of Control Contracts with Messrs. Ingram and Leyendecker also excludes this modified single-trigger provision.

Disability is generally defined as the absence of the executive officer from his or her duties with the Company on a full-time basis for 180 business days as a result of incapacity due to mental or physical illness that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive officer or the executive officer’s legal representative.

Additional details of the post-termination arrangements can be found beginning on page 51.

Involuntary For Cause Termination

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Cash Severance	0	0	0	0	0
Total	0	0	0	0	0

Voluntary Termination (Including Retirement)
	Mr. Walker($)(1)	Mr. Gwin	Mr. Ingram	Mr. Reeves($)(1)	Mr. Leyendecker($)(1)
Prorated Portion of Performance Unit Awards(2)	4,387,412	0	0	1,371,357	488,924
Total	4,387,412	0	0	1,371,357	488,924

(1)	As of December 31, 2016, Messrs. Walker, Reeves and Leyendecker were eligible for retirement.

(2)	Under the terms of the performance unit agreements, retirement-eligible participants receive a prorated payout, paid after the end of the performance period, based on actual performance and the number of months worked during the performance period. However, the performance unit awards granted on November 10, 2016 are not included in the table above as the treatment described in the preceding sentence only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of a retirement that occurred on December 31, 2016. Messrs. Walker’s, Reeves’s and Leyendecker’s values reflect an estimated payout based on performance to date through December 31, 2016, which is not indicative of the payout they will receive at the end of the performance period based on actual performance.

Involuntary Not For Cause Termination

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Cash Severance(1)	5,980,000	2,212,500	1,843,750	2,065,000	1,639,843
Pro-rata AIP Bonus(2)	2,670,200	1,125,750	938,150	1,050,700	637,550
Accelerated Equity Compensation(3)	13,021,700	5,213,255	5,397,013	4,070,702	1,669,640
Retirement Restoration Plan Benefits(4)	0	0	35,222	0	1,323,926
Health and Welfare Benefits(5)	202,158	86,063	55,411	107,296	104,617
Retention Award(6)	0	0	400,000	0	0
Total	21,874,058	8,637,568	8,669,546	7,293,698	5,375,576

(1)	Mr. Walker’s value assumes two times the sum of his base salary in effect at the end of 2016 plus his target AIP bonus (with his target AIP calculated based on his salary in effect at the beginning of the year); all other NEO values assume two times base salary plus one times target AIP bonus, in each case calculated based on the NEO’s base salary in effect at the end of 2016.

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Executive Compensation

(2)	All payments, if provided, will be paid at the end of the performance period following the Compensation Committee’s certification of corporate performance. All NEO values in the table are based on base salary earnings for the year and reflect the actual bonuses awarded under the Company’s 2016 AIP as discussed on page 43.

(3)	Reflects the in-the-money value of unvested stock options (subject to Board approval), the estimated current value of unvested performance units (based on performance as of December 31, 2016) and the value of unvested restricted stock units, all as of December 31, 2016. In the event of an involuntary termination, unvested performance units would be paid after the end of the applicable performance periods based on actual performance. However, the performance unit awards and the restricted stock unit awards granted on November 10, 2016, are not included in the table above as accelerated vesting upon an involuntary not for cause termination only applies to such awards if they have been held for at least 180 days after the grant date, which would not be the case in the event of such a termination that occurred on December 31, 2016. Further, while the terms of the outstanding stock options do not require the Company to accelerate the vesting of the stock options upon an involuntary termination not for cause, the Committee has a historic practice of doing so and, as such, the value of acceleration of the outstanding stock option awards is included above. The stock option awards granted on November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(4)	Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan or the KMG Restoration Plan, respectively. On a case-by-case basis, the Compensation Committee may approve a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming they were eligible for subsidized early retirement benefits. Messrs. Walker and Reeves are not eligible for this supplemental benefit because they were eligible for early retirement as of December 31, 2016. If the Compensation Committee were to have approved this special benefit for the other NEOs, the incremental value as of December 31, 2016, to the Retirement Restoration Plan benefits disclosed above would have been $1,525,988 for Mr. Gwin. Mr. Ingram’s value represents the accelerated vesting of his PWA balance as of December 31, 2016.

(5)	Reflects the value of a total of 24 months of health and welfare benefit coverage. All amounts are present values determined in accordance with FASB ASC Topic 715.

(6)	Per the terms of Mr. Ingram’s November 1, 2015 Retention Agreement, if Mr. Ingram’s employment is terminated prior to November 1, 2017 due to death, disability, Involuntary Termination by the Company (as defined in the Retention Agreement), or a termination that entitles him to receive benefits under his Key Employee Change of Control Contract, then he will receive the unpaid portion of the retention award within 60 days following his termination.

Change of Control: Involuntary Termination or Voluntary Termination For Good Reason

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Cash Severance(1)	8,853,000	5,602,046	3,046,875	5,155,495	2,662,106
Pro-rata AIP Bonus(2)	2,670,200	1,181,740	938,150	1,077,757	565,321
Accelerated Equity Compensation(3)	21,686,978	8,687,204	8,870,962	6,779,573	3,621,313
Retirement Restoration Plan Benefits(4)	1,254,184	2,671,717	192,134	879,090	1,323,926
Nonqualified Deferred Compensation(5)	581,490	281,501	221,412	262,734	182,008
Health and Welfare Benefits(6)	302,425	132,855	85,316	169,121	157,701
Outplacement Assistance	30,000	30,000	30,000	30,000	30,000
Financial Counseling(7)	0	50,070	0	50,070	0
Excise Tax and Gross-Up(8)	N/A	0	N/A	0	N/A
Best-of-Net Tax Adjustment(9)	0	N/A	0	N/A	0
Retention Award(10)	0	0	400,000	0	0
Total	35,378,277	18,637,133	13,784,849	14,403,840	8,542,375

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Executive Compensation

(1)	Messrs. Walker’s and Ingram’s values assume 2.5 times the sum of base salary in effect at the end of 2016 plus the average of two prior AIP bonus awards; Mr. Leyendecker’s value assumes 2.5 times the sum of base salary in effect at the end of 2016 plus his target annual bonus for the year in which the date of termination occurs; Messrs. Gwin’s and Reeves’s values assume 2.9 times the sum of base salary plus the highest AIP bonus paid in the past three years.

(2)	Messrs. Walker’s, Ingram’s and Leyendecker’s values assume payment of a pro-rata AIP bonus based on target AIP bonus percentage in effect for the year of termination, base salary in effect at the beginning of the year and the Company’s actual performance under the Company’s 2016 AIP; Messrs. Gwin’s and Reeves’s values assume the full-year equivalent of the highest annual AIP bonus the officer received over the past three years.

(3)	Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2016. Upon a Change of Control, the value of any outstanding performance units would be calculated based on the Company’s TSR performance and the price of the Company’s Common Stock at the time of the Change of Control and converted into restricted stock units of the surviving company. In the event of an involuntary not for cause or voluntary for good reason termination within two years following a Change of Control, the units will generally be paid on the first business day that is at least six months and one day following the separation from service. In the event of an involuntary not for cause or voluntary for good reason termination that is more than two years following a Change of Control, the units will be paid at the end of the performance period. For performance units payable based on actual performance, current values reflect performance to date estimates as of December 31, 2016. The equity awards granted on November 10, 2016 also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(4)	Reflects the lump-sum present value of additional benefits related to the Company’s supplemental pension benefits which are contingent upon the termination event. For Mr. Gwin, who as of December 31, 2016 was not retirement eligible, the value includes a special retirement benefit enhancement that is equivalent to the additional supplemental pension benefits that would have accrued assuming he was eligible for subsidized early retirement benefits. For Mr. Ingram, who as of December 31, 2016 was not vested in the PWA, the value is calculated as if he were fully vested, and with three years of additional pay credits, with no interest. All values include special pension credits, provided through an employment agreement, retention agreement, the APC Retirement Restoration Plan, the KMG Restoration Plan or a key employee change-of-control contract.

(5)	Includes the value of an additional three years of employer contributions into the Savings Restoration Plan based on each officer’s current contribution rate to the Plan.

(6)	Values represent 36 months of health and welfare benefit coverage. All amounts are present values determined in accordance with FASB ASC Topic 715.

(7)	Values reflect the cost of continuation of financial counseling services for three years after termination. Per the terms of Mr. Walker’s Severance Agreement, and the Key Employee Change of Control Contracts with Messrs. Ingram and Leyendecker, they are not eligible for post-termination financial counseling benefits.

(8)	Values estimate the total payment required to make each executive officer whole for the 20% excise tax imposed by IRC Section 4999. Mr. Walker is not eligible for this excise tax gross-up benefit per the terms of his Severance Agreement, and Messrs. Ingram and Leyendecker are not eligible for this benefit pursuant to the terms of their respective Key Employee Change of Control Contracts.

(9)	Reflects the aggregate impact of the best-of-net tax adjustment as prescribed under Mr. Walker’s Severance Agreement, and the Key Employee Change of Control Contracts with Messrs. Ingram and Leyendecker (as discussed on pages 52 - 55).

(10)	Per the terms of Mr. Ingram’s November 1, 2015 Retention Agreement, if Mr. Ingram’s employment is terminated prior to November 1, 2017 due to death, disability, Involuntary Termination by the Company (as defined in the Retention Agreement), or a termination that entitles him to receive benefits under his Key Employee Change of Control Contract, then he will receive the unpaid portion of the retention award within 60 days following his termination.

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Executive Compensation

Disability

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	1,690,000	712,500	593,750	665,000	403,506
Accelerated Equity Compensation(2)	21,686,978	8,687,204	8,870,962	6,779,573	3,621,313
Health and Welfare Benefits(3)	448,175	289,388	236,473	187,762	193,275
Retention Award(4)	0	0	400,000	0	0
Total	23,825,153	9,689,092	10,101,185	7,632,335	4,218,094

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2016 AIP and eligible earnings as of December 31, 2016.

(2)	Includes the in-the-money value of unvested stock options, the value of unvested restricted stock units and the estimated current value of unvested performance units, all as of December 31, 2016. Performance units would be paid after the end of the applicable performance period, based on actual performance. For performance units payable based on actual performance, current values reflect performance to date estimates as of December 31, 2016. The equity awards granted on November 10, 2016, also contain a non-disclosure covenant (indefinite duration) and non-disparagement and employee non-solicitation covenants (one year).

(3)	Reflects the cost of the continuation of additional death benefit coverage provided to executive officers of the Company until age 65. All amounts are present values determined in accordance with FASB ASC Topic 715.

(4)	Per the terms of Mr. Ingram’s November 1, 2015 Retention Agreement, if Mr. Ingram’s employment is terminated prior to November 1, 2017 due to death, disability, Involuntary Termination by the Company (as defined in the Retention Agreement), or a termination that entitles him to receive benefits under his Key Employee Change of Control Contract, then he will receive the unpaid portion of the retention award within 60 days following his termination.

Death

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Cash Severance	0	0	0	0	0
Pro-rata AIP Bonus(1)	1,690,000	712,500	593,750	665,000	403,506
Accelerated Equity Compensation(2)	21,686,978	8,687,204	8,870,962	6,779,573	3,621,313
Life Insurance Proceeds(3)	6,373,816	2,583,979	2,153,316	2,411,714	1,981,051
Retention Award(4)	0	0	400,000	0	0
Total	29,750,794	11,983,683	12,018,028	9,856,287	6,005,870

(1)	Represents payment of a pro-rata target AIP bonus based on target bonus percentages effective for the 2016 AIP and eligible earnings as of December 31, 2016.

(2)	Includes the in-the-money value of unvested stock options, the target value of unvested performance units, and the value of unvested restricted stock units, all as of December 31, 2016.

(3)	Includes amounts payable under additional death benefits provided to executive officers and other key employees of the Company. These liabilities are not insured, but are self-funded by the Company. Proceeds are not exempt from federal taxes; values shown include an additional tax gross-up amount to equate benefits with nontaxable life insurance proceeds. Values exclude death benefit proceeds from programs available to all employees.

(4)

Per the terms of Mr. Ingram’s November 1, 2015 Retention Agreement, if Mr. Ingram’s employment is terminated prior to November 1, 2017 due to death, disability, Involuntary Termination by the Company (as defined in the Retention Agreement), or a termination that entitles him to receive benefits under his Key

74

Executive Compensation

Employee Change of Control Contract, then he will receive the unpaid portion of the retention award within 60 days following his termination.

In addition to the benefits outlined above for each termination scenario, each of the NEOs would be paid following termination for any reason, the following vested amounts under our nonqualified benefit programs, which have been previously earned but not paid:

	Mr. Walker($)	Mr. Gwin($)	Mr. Ingram($)	Mr. Reeves($)	Mr. Leyendecker($)
Retirement Restoration Plan Benefits(1)	20,994,192	3,255,958	0	8,109,034	3,097,288
Non-Qualified Deferred Compensation(2)	1,818,845	1,209,355	29,290	1,116,726	344,185
Total	22,813,037	4,465,313	29,290	9,225,760	3,441,473

(1)	Reflects the lump-sum present value of vested benefits related to the Company’s supplemental pension benefits.

(2)	Reflects the combined vested balances in the non-qualified Savings Restoration Plan and Deferred Compensation Plan.

75

Transactions with Related Persons

The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company’s preference that related-person transactions are avoided as a general matter. However, the Company also recognizes that there are situations, including certain transactions negotiated on an arm’s length basis, where related-person transactions may be in, or may not be inconsistent with, the best interest of the Company and our stockholders. Therefore, the Company has written procedures for the approval, ratification and review of ongoing related-person transactions. Either the Board’s Governance and Risk Committee or the full Board (as determined by the Governance and Risk Committee) will review, ratify or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related-person transactions that have not been previously approved, in which a director, five-percent owner, executive officer or immediate family member of any such person has a material interest, and where the transaction is in an amount in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. This review typically occurs in connection with regularly scheduled Board meetings.

In addition to those matters described above, the Governance and Risk Committee has approved in advance the following categories of related-person transactions: (i) the rates and terms involved in such transactions where the Company’s standard rates and terms for such transactions apply; and (ii) the hiring of a related person (including immediate family members) as an employee of the Company (but not an officer), provided that total annual compensation (meaning base salary, annual incentive bonus and other amounts to be reported on a W-2) does not exceed $120,000.

76

Independent Auditor

ITEM 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor employed by the Company and establishes guidelines for the retention of the independent auditor for any permissible services. In performing these responsibilities, among other things, the Audit Committee (1) reviews the qualifications, performance and independence of the independent auditor, (2) reviews and evaluates the lead partner of the independent auditor having primary responsibility for the Company’s audit and ensures the rotation of such partners as required by law, and (3) considers whether the audit firm should be rotated in order to maintain the independence between the independent auditor and the Company.

The Audit Committee has appointed KPMG LLP, an independent registered public accounting firm, to audit the Company’s consolidated financial statements for 2017. The Board believes that the continued retention of KPMG LLP to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders and at the request of the Audit Committee, is asking you to ratify that appointment.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO AUDIT THE COMPANY’S CONSOLIDATED FINANCIAL STATEMENTS FOR 2017. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will make the final determination of the independent auditor for 2017.

KPMG LLP, an independent registered public accounting firm, served as the Company’s independent auditor during 2016 and has served as the Company’s independent auditor since its initial public offering in 1986. Representatives of KPMG LLP will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders.

The Audit Committee adopted a Pre-Approval Policy with respect to services which may be performed by KPMG LLP. This policy lists specific audit and audit-related services that KPMG LLP is authorized to perform and sets out specific dollar limits for each specific service, which may not be exceeded without additional Audit Committee authorization. The Audit Committee receives quarterly reports on the status of expenditures pursuant to that Pre-Approval Policy.

The Audit Committee reviews the policy at least annually in order to approve services and limits for the current year. Any service that is not clearly enumerated in the policy must receive specific pre-approval by the Audit Committee or by its Chair, to whom such authority has been conditionally delegated, prior to engagement. During 2016, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were requested of or approved by the Audit Committee.

The following table presents fees for the audits of the Company’s annual consolidated financial statements for 2016 and 2015 and for other services provided by KPMG LLP.

	2016	2015
Audit Fees	$6,117,000	$7,041,000
Audit-related Fees	1,294,000	961,000
Tax Fees	80,000	23,000
All Other Fees	—	—

Total	$7,491,000	$8,025,000

77

Independent Auditor

Audit fees are primarily for the audit of the Company’s consolidated financial statements included in the Form 10-K, including the audit of the effectiveness of the Company’s internal control over financial reporting, and the reviews of the Company’s consolidated financial statements included in the Forms 10-Q. KPMG LLP also served as the independent auditor of WES and fees for the audit of WES’s annual consolidated financial statements were $1,020,000 for 2016 and $1,309,000 for 2015, which are not included in the table above. In addition, KPMG LLP served as the independent auditor of WGP and fees for the audit of WGP’s annual consolidated financial statements were $225,000 for 2016 and $325,000 for 2015, which are not included in the table above.

Audit-related fees are primarily for statutory and other audits, consents, comfort letters and certain financial accounting consultation. Audit-related fees related to WES were $690,000 for 2016 and $423,000 for 2015, which are not included in the table above. Audit-related fees related to WGP were 250,000 for 2016 and $175,000 for 2015, which are not included in the table above.

Tax fees are primarily for tax compliance and consultation services. The Audit Committee has concluded that the provision of tax services is compatible with maintaining KPMG LLP’s independence.

KPMG LLP did not provide any “other services” during the years ended December 31, 2015 and 2016.

78

Advisory Vote to Approve

Executive Compensation

ITEM 3 — ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, along with section 14A of the Exchange Act enacted thereunder, enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of the Company’s NEOs, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Board recognizes the importance of our stockholders’ opportunity for an advisory say-on-pay vote as a means of expressing views regarding the compensation practices and programs for our NEOs. The Company has held an advisory say-on-pay vote at our annual meeting of stockholders every year since 2011.

As described in detail in the Letter from the Chair of the Compensation Committee on page 29 and under the heading Compensation Discussion and Analysis beginning on page 30, the Compensation Committee believes that the main objective of our executive compensation programs is to pay for performance and align executive officers’ interests with stockholder interests. We structure pay to support our business objectives with appropriate rewards for short-term operating results and long-term stockholder value creation. Accordingly, our compensation philosophy recognizes the value of rewarding our executive officers for their performance and motivating them to continue to excel in the future.

At the 2016 Annual Meeting, our executive compensation program received the support of approximately 62% of the votes cast. Based on specific feedback expressed by stockholders during outreach efforts, the Compensation Committee commissioned FW Cook to develop and present a thorough analysis outlining various design alternatives to address stockholder concerns. The Compensation Committee sought an appropriate balance to best serve the interests of our stockholders while continuing to attract and retain the talent necessary to achieve the Company’s strategic goals, taking into account standards in our industry and peer group and the appropriate decisions for our business. Following extensive discussions regarding the merits and issues associated with various design alternatives, in February 2017 the Compensation Committee approved changes to the AIP for 2016 and 2017 in response to stockholder feedback.

The incentive compensation earned and paid to our NEOs and the decisions made by the Compensation Committee in 2016 and 2017, including changes made in consideration of stockholder feedback, reflect the pay-for-performance alignment of our compensation programs and adherence to our compensation philosophy. Specifically:

•	The Compensation Committee reduced the cap for each AIP performance goal payout from 275% to 200% for the 2016 and 2017 AIP. This provides balance in the overall payout curve and more evenly balances the weighting of the performance goals, preventing a higher bonus payout for strong achievement on only a few goals.

•	The Compensation Committee flattened the payout curve on certain 2017 AIP performance goals, Reserve Additions and Capital Expenditures, by requiring a wider range of performance to exceed target. This reduces the volatility and unpredictability of outcomes in setting target performance and requires higher absolute performance to achieve above target payout.

•	The Compensation Committee added an additional financial goal to the 2017 AIP, Cash Operating Income/BOE, with a weighting of 25%.

79

Advisory Vote to Approve

Executive Compensation

•	The Compensation Committee modified the form of change-of-control contract used for newly appointed executive officers, whether or not they were subject to an existing agreement prior to their appointment, to reduce the severance multiple from 2.9 to 2.5 and other changes.

•	As a result of second-quarter TSR performance for the three-year performance period ended December 31, 2016, the NEOs earned a 128% payout (out of a maximum of 200%).

•	The Compensation Committee strategically set the 2016 AIP performance goals to enhance returns and increase stockholder value. As a result of the Company’s strong operating and financial performance in 2016 despite the challenging commodity market, the NEOs were awarded above-target bonuses equivalent to a 158% performance score to recognize their successful execution of the Company’s strategic goals.

•	The Compensation Committee determined that the target total compensation opportunity for the NEOs (other than for newly appointed executive officers) should remain substantially flat year-over-year and that no changes should be made to the current base salaries, target bonus opportunities, and target grant values of annual long-term incentive awards.

As described on page 36, our executive compensation programs consist of several practices that we believe contribute to good governance. These practices include the following:

What We Do	What We Don’t Do
Structure more than 85% of Pay to Be At Risk	No Employment Contracts
Emphasize Long-Term Performance	No Tax Gross-Ups on Perquisites
Provide for Double-Trigger Equity Acceleration Upon a Change of Control	No New Excise Tax Gross-Ups since 2011
Maintain a Competitive Compensation Package	No Hedging or Pledging of Company Stock
Require Robust Stock Ownership	No Permitted Short Sales or Derivative Transactions in Company Stock
Provide for Clawback Provisions Applicable to Incentive Awards	No Current Payment of Dividends or Dividend Equivalents on Unvested Awards
Consider Deductibility When Structuring Compensation	No Repricing of Stock Options and Stock Appreciation Rights

Please read the Compensation Discussion and Analysis beginning on page 30 for additional details about our executive compensation programs, including information about the compensation of our NEOs during 2016.

The Board has determined that the Company’s NEO compensation aligns with our business strategy, focuses on long-term value creation for our stockholders and delivers competitive pay relative to our performance.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC, WHICH DISCLOSURE SHALL INCLUDE THE COMPENSATION DISCUSSION AND ANALYSIS, THE SUMMARY COMPENSATION TABLE, AND THE RELATED TABLES AND DISCLOSURE IN THIS PROXY STATEMENT.

80

Advisory Vote on the Frequency of Future

Advisory Votes on Executive Compensation

ITEM 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, together with section 14A of the Exchange Act enacted thereunder, enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of the NEOs, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Item 3 included in this proxy statement. By voting on this Item 4, stockholders may indicate whether the advisory vote should occur every three years, every two years or every year, or abstain on this matter.

At our 2011 Annual Meeting of Stockholders, our stockholders voted on a proposal regarding the frequency of holding advisory votes on executive compensation. At that time, approximately 67% of our stockholders approved, on an advisory basis, an annual advisory vote on compensation for our NEOs. After considering the stockholder vote, the Board determined that we would hold an advisory vote on executive compensation every year until the next stockholders advisory vote on this matter.

After careful consideration of this Item 4, the Board has determined that an advisory vote on executive compensation that occurs every year (an annual vote) is appropriate as described further below.

Holding an annual vote on executive compensation will enhance transparency and give stockholders an opportunity to express their concerns with our compensation program other than through director elections. An annual vote will provide a clear, simple and effective means for us to obtain information on investor sentiment about our executive compensation philosophy and react thereto.

We have in the past been, and will in the future continue to be, proactively engaged with our stockholders on a number of topics, including executive compensation. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on alternative bases and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our executive compensation programs. Under applicable law, the next advisory vote on the frequency of future advisory votes on executive compensation will occur no later than the Company’s annual meeting of stockholders in 2023.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year or abstain from voting when you vote in response to this Item 4.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING STOCKHOLDER ADVISORY VOTES ON COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

81

General Information

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Where and when is the Annual Meeting?

The Annual Meeting will be held at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas, 77380 on Wednesday, May 10, 2017, at 8:00 a.m. (Central Daylight Time).

Who may vote?

You may vote if you were a holder of record of Anadarko common stock as of the close of business on March 14, 2017, the record date for the Annual Meeting. Each share of Anadarko common stock is entitled to one vote at the Annual Meeting. On the record date, there were 558,701,782 shares of common stock outstanding and entitled to vote at the Annual Meeting. There are no cumulative voting rights associated with Anadarko common stock.

May I attend the Annual Meeting?

Yes. Attendance is limited to stockholders of record as of the record date for the Annual Meeting, Company employees, and certain guests invited by the Company. Admission will be on a first-come, first-served basis. You may be asked to present valid picture identification, such as a driver’s license or passport. If your shares of common stock are held in the name of a bank, broker, or other holder of record and you plan to attend the Annual Meeting, you must present proof of your ownership, such as a current bank or brokerage account statement reflecting ownership as of the record date for the Annual Meeting, to be admitted. Cameras, recording devices, cell phones and other electronic devices may not be used during the Annual Meeting.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with SEC rules, we are providing access to our proxy materials over the Internet. As a result, we have sent to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?

We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to reduce the costs incurred by Anadarko in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Can I vote my stock by filling out and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by Internet, by telephone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the Annual Meeting.

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General Information

How can I access the proxy materials over the Internet?

Your Notice or proxy card will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also available at https://materials.proxyvote.com/032511.

What am I voting on and how does the Board recommend that I vote?

Proposal	Board Vote Recommendation
Election of Directors	FOR EACH DIRECTOR NOMINEE

Management Proposals
Ratification of KPMG LLP as Independent Auditor for 2017	FOR

Advisory Vote to Approve the Company’s Named Executive Officer 2016 Compensation	FOR

Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	ONE YEAR

What is the effect of an “advisory” vote?

Because your vote with respect to approval of our NEO compensation and the frequency of future advisory votes on the approval of our NEO compensation are advisory, they will not be binding upon the Board. However, our Compensation Committee and the Board will carefully consider the outcomes of the votes when reviewing future compensation arrangements for our executive officers and when determining the frequency of future advisory votes on the approval of NEO compensation that the Board will adopt, respectively.

Why should I vote?

Your vote is very important regardless of the amount of stock you hold. The Board strongly encourages you to exercise your right to vote as a stockholder of the Company.

How do I vote?

You may vote by any of the following four methods:

(i) Internet. Vote on the Internet at http://www.proxyvote.com. This website also allows electronic proxy voting using smartphones, tablets and other web-connected mobile devices (additional charges may apply pursuant to your service provider plan). Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. In addition, we have included a Quick Response code (QR code) on the Notice and proxy card. When you scan the QR code with your web-connected mobile device, you will be sent directly to a personalized webpage where you can indicate how you would like to vote. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 9, 2017.

(ii) Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your stock and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Daylight Time) on May 9, 2017.

(iii) Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

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If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 9, 2017.

(iv) Meeting. You may attend and vote at the Annual Meeting.

The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your stock is held in street name (for example, held in the name of a bank, broker, or other holder of record), you must obtain a proxy executed in your favor from your bank, broker or other holder of record to be able to attend and vote at the Annual Meeting.

If I vote by telephone or Internet and received a proxy card in the mail, do I need to return my proxy card?

No.

If I vote by mail, telephone or Internet, may I still attend the Annual Meeting?

Yes.

Can I revoke my proxy?

Yes. You may revoke your proxy before the voting polls are closed at the Annual Meeting, by the following methods:

•	voting at a later time by Internet or telephone until 11:59 p.m. (Eastern Daylight Time) on May 9, 2017;

•	voting in person at the Annual Meeting;
•	delivering to Anadarko’s Corporate Secretary a proxy with a later date or a written revocation of your most recent proxy; or

•	giving notice to the inspector of elections at the Annual Meeting.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

How many votes must be present to hold the Annual Meeting?

Your stock is counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to hold our Annual Meeting, holders of a majority of our common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

What is a broker non-vote?

The NYSE permits brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. The NYSE does not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the Annual Meeting?

The ratification of the independent auditor is the only routine matter on which brokers may

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vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the Annual Meeting?

The election of directors, the advisory vote to approve our NEO compensation and the advisory vote on the frequency of future advisory votes on NEO compensation are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers.

How many votes are needed to approve each of the proposals or, with respect to the advisory votes, to be considered the recommendation of the stockholders?

The election of each director requires the affirmative vote of a majority of the votes cast for such director. Under our By-Laws, a majority of votes are cast for the election of a director if the number of votes cast “for” the director exceeds the number of votes cast “against” the director. Abstentions will not be taken into account in director elections. The frequency of future advisory votes on our NEO compensation receiving the greatest number of votes (every one, two or three years) will be considered the frequency recommended by stockholders in an advisory manner. For this purpose, abstentions and broker non-votes are not counted as a vote cast “for” any of a one, two or three year frequency. Each of the other proposals will be approved if it receives the affirmative vote of a majority of the stock entitled to vote and present in person or by proxy at the Annual Meeting. Although the advisory votes on our NEO compensation and the frequency of such vote are non-binding, the Board will review the results of such votes and, consistent with our record of stockholder engagement, will take the results into account when making decisions going forward. Except as otherwise provided above, abstentions are counted as votes present and entitled to vote and have the same effect as votes against a proposal. Broker non-votes are not counted as either votes for or votes against a proposal. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

Could other matters be decided at the Annual Meeting?

We are not aware of any matters that will be considered at the Annual Meeting other than those set forth in this proxy statement. However, if any other matters arise at the Annual Meeting, the persons named in your proxy will vote in accordance with their best judgment.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at the Annual Meeting and disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the date of the Annual Meeting unless only preliminary voting results are available at that time. To the extent necessary, we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. You may access or obtain a copy of these and other reports free of charge on the Company’s website at http://www.anadarko.com, or by contacting our investor relations department at investor@anadarko.com. Also, the referenced Form 8-K, any amendments thereto and other reports filed with or furnished to the SEC by the Company are available to you over the Internet at the SEC’s website at http://www.sec.gov.

How can I view the stockholder list?

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for viewing during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046.

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Who pays for the proxy solicitation related to the Annual Meeting?

We do. In addition to sending you these materials or otherwise providing you access to these materials, some of our directors and officers as well as management and non-management employees may contact you by telephone, mail, e-mail or in person. You may also be solicited by means of press releases issued by Anadarko, postings on our website at http://www.anadarko.com, advertisements in periodicals, or other media forms. None of our officers or employees will receive any extra compensation for soliciting you. We have retained Morrow Sodali LLC (Morrow Sodali), 470 West Avenue, Stamford, Connecticut 06902, to assist us in soliciting your proxy for an estimated fee of $12,500, plus reasonable out-of-pocket expenses. Morrow Sodali ensures that brokers, custodians and nominees will supply additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Anadarko common stock.

Who will tabulate and certify the vote?

Broadridge Financial Solutions, Inc., an independent third party, will tabulate and certify the vote, and will have a representative to act as the independent inspector of elections for the Annual Meeting.

If I want to submit a stockholder proposal for the 2018 Annual Meeting, when is that proposal due?

If you are an eligible stockholder and want to submit a proposal for possible inclusion in the proxy statement relating to the 2018 Annual Meeting, your proposal must be delivered to the attention of our Corporate Secretary and must be received at our principal office, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, no later than November 24, 2017. We will only consider proposals that meet the requirements of the applicable rules of the SEC and our By-Laws.

If I want to nominate a director for the 2018 Annual Meeting, when is that nomination due?

Eligible stockholders may nominate a candidate for election to the Board for inclusion in the Company’s proxy materials in accordance with the “proxy access” provisions of our By-Laws. Our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on November 24, 2017, and no earlier than the close of business on October 25, 2017. For more information regarding the “proxy access” provisions of our By-Laws, see page 18.

Our By-Laws also provide that any stockholder may nominate a candidate for election to the Board or propose any business to be brought before an annual meeting of stockholders, which nomination or proposal is not submitted for inclusion in the Company’s proxy materials. Assuming that our Annual Meeting is held on schedule, our By-Laws require that you provide notice in writing to our Corporate Secretary (at the same address noted above) no later than the close of business on February 9, 2018, and no earlier than the close of business on January 10, 2018. For additional information, see page 18.

How can I obtain a copy of the Annual Report on Form 10-K?

Stockholders may request a free copy of our Annual Report on Form 10-K by submitting such request to Investor Relations, Anadarko Petroleum Corporation, P.O. Box 1330, Houston, Texas 77251-1330. Stockholders may also submit such request via e-mail at investor@anadarko.com or by calling (855) 820-6605. Alternatively, stockholders can access our Annual Report on Form 10-K on Anadarko’s website at http://www.anadarko.com. Also, our Annual

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Report on Form 10-K and other reports filed by the Company with the SEC are available to you over the Internet at the SEC’s website at http://www.sec.gov.

Will I get more than one copy of the proxy statement, annual report or Notice if there are multiple stockholders at my address?

In some cases, only one copy of this proxy statement, annual report or Notice is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly, upon a written or oral request, a separate copy of this proxy statement, annual report or Notice to a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of the proxy statement, annual report or Notice, but in such event will still receive separate proxies for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to the Corporate Secretary, Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046 or a stockholder may make a request by calling the Corporate Secretary at (832) 636-1000 or by contacting our transfer agent, Computershare, P.O. Box 30170, College Station, Texas 77842-3170.

BY ORDER OF THE BOARD OF DIRECTORS

Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Dated: March 17, 2017

The Woodlands, Texas

See enclosed proxy card — please vote promptly

87

1201 LAKE ROBBINS DRIVE

THE WOODLANDS, TX 77380

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Anadarko Petroleum Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Anadarko Petroleum Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E19045-P87972	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

     ANADARKO PETROLEUM CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 and 3.
Vote On Directors
1.	Election of Directors

	Nominees:	For	Against	Abstain

	1a. Anthony R. Chase	☐	☐	☐

	1b. David E. Constable	☐	☐	☐

	1c. H. Paulett Eberhart	☐	☐	☐

	1d. Claire S. Farley	☐	☐	☐

	1e. Peter J. Fluor	☐	☐	☐

	1f. Richard L. George	☐	☐	☐

	1g. Joseph W. Gorder	☐	☐	☐

	1h. John R. Gordon	☐	☐	☐

	1i. Sean Gourley	☐	☐	☐

	1j. Mark C. McKinley	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

	For	Against	Abstain

1k. Eric D. Mullins	☐	☐	☐

1l. R. A. Walker	☐	☐	☐

Vote On Proposals

2. Ratification of Appointment of KPMG LLP as Independent Auditor.	☐	☐	☐

3. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “1 YEAR” FOR ITEM 4.	3 Years	2 Years	1 Year	Abstain
4. Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation.	☐	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR Items 1, 2 and 3, and FOR “1 Year” for Item 4. If any other matters come properly before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Each signatory to this proxy acknowledges receipt from Anadarko Petroleum Corporation, prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a proxy statement dated March 17, 2017.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

The Notice and Proxy Statement and 10-K/Annual Report are available at:

https://materials.proxyvote.com/032511

ê FOLD AND DETACH HERE ê

E19046-P87972

ANADARKO PETROLEUM CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2017

The undersigned hereby appoint(s) R. A. Walker, Robert G. Gwin and Robert K. Reeves, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of Anadarko Petroleum Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Central Daylight Time, on May 10, 2017, at The Westin at The Woodlands, 2 Waterway Square Place, The Woodlands, Texas 77380 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED BY THE BOARD OF DIRECTORS FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)